                                                                    EXHIBIT 4(a)




                                                                  EXECUTION COPY

================================================================================



                                  $300,000,000

                                     SIXTH

                           AMENDMENT AND RESTATEMENT

                                       OF

                            COMPETITIVE ADVANCE AND

                      REVOLVING CREDIT FACILITY AGREEMENT


                                  Dated as of

                                  MAY 31, 1996

                                     among

                               SYSCO CORPORATION


                      THE NON-RETIRING BANKS, THE NEW BANK
                      AND THE RETIRING BANKS NAMED HEREIN

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,

                                    AS AGENT

                                      and

                                 CHEMICAL BANK,

                        AS AUCTION ADMINISTRATION AGENT



================================================================================


                             ANDREWS & KURTH L.L.P.

                              TABLE OF CONTENTS


                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01   Certain Defined Terms  . . . . . . . . . . . . . . . . . .    2
SECTION 1.02   Interpretation   . . . . . . . . . . . . . . . . . . . . .   15
SECTION 1.03   Accounting Terms   . . . . . . . . . . . . . . . . . . . .   16


                                  ARTICLE II
                                     LOANS

SECTION 2.01   Commitments  . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 2.02   Competitive Bid Procedure  . . . . . . . . . . . . . . . .   17
SECTION 2.03   Committed Borrowing Procedure    . . . . . . . . . . . . .   20
SECTION 2.04   Refinancings   . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 2.05   Facility Fees  . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 2.06   Termination and Reduction of Commitments   . . . . . . . .   22
SECTION 2.07   Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 2.08   Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 2.09   Interest on Loans  . . . . . . . . . . . . . . . . . . . .   23
SECTION 2.10   Interest on Overdue Amounts  . . . . . . . . . . . . . . .   25
SECTION 2.11   Alternate Rate of Interest   . . . . . . . . . . . . . . .   25
SECTION 2.12   Prepayment of Loans  . . . . . . . . . . . . . . . . . . .   25
SECTION 2.13   Reserve Requirements; Change in Circumstances  . . . . . .   26
SECTION 2.14   Change in Legality   . . . . . . . . . . . . . . . . . . .   27
SECTION 2.15   Indemnity  . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 2.16   Pro Rata Treatment   . . . . . . . . . . . . . . . . . . .   29
SECTION 2.17   Sharing of Setoffs   . . . . . . . . . . . . . . . . . . .   29
SECTION 2.18   Payments   . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 2.19   Tax Forms  . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 2.20   Extensions of Termination Date; Removal of Banks   . . . .   31


                                  ARTICLE III
                             CONDITIONS OF LENDING

SECTION 3.01   Conditions Precedent to Initial Borrowing under the 1988
               Agreement  . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 3.02   Condition Precedent to Initial Borrowing under this
               Agreement  . . . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 3.03   Conditions Precedent to Each Committed Borrowing   . . . .   35
SECTION 3.04   Conditions Precedent to Each Competitive Borrowing   . . .   36

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01   Organization and Qualification   . . . . . . . . . . . . .   36
SECTION 4.02   Subsidiaries   . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 4.03   Approvals  . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 4.04   Financial Statements   . . . . . . . . . . . . . . . . . .   37
SECTION 4.05   No Material Contingent Liabilities   . . . . . . . . . . .   37
SECTION 4.06   Authorization; No Conflicts  . . . . . . . . . . . . . . .   38
SECTION 4.07   Binding Effect   . . . . . . . . . . . . . . . . . . . . .   38
SECTION 4.08   Burdensome Restrictions  . . . . . . . . . . . . . . . . .   38
SECTION 4.09   Litigation   . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 4.10   Margin Stock; Use of Proceeds  . . . . . . . . . . . . . .   39
SECTION 4.11   Compliance with Law  . . . . . . . . . . . . . . . . . . .   39
SECTION 4.12   Franchises, Patents, Trademarks and Other Rights   . . . .   39
SECTION 4.13   Disclosure   . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 4.14   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 4.15   Securities Exchange Act  . . . . . . . . . . . . . . . . .   40
SECTION 4.16   Investment Company Act   . . . . . . . . . . . . . . . . .   40
SECTION 4.17   Public Utility Holding Company Act   . . . . . . . . . . .   40
SECTION 4.18   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . .   40


                                   ARTICLE V
                                   COVENANTS

SECTION 5.01   Affirmative Covenants  . . . . . . . . . . . . . . . . . .   41
               (a)  Payment of Taxes, Etc.  . . . . . . . . . . . . . . .   41
               (b)  Preservation of Corporate Existence, Etc.   . . . . .   41
               (c)  Compliance with Laws, Etc.  . . . . . . . . . . . . .   42
               (d)  Visitation Rights   . . . . . . . . . . . . . . . . .   42
               (e)  Keeping of Books  . . . . . . . . . . . . . . . . . .   42
               (f)  Maintenance of Properties, Etc.   . . . . . . . . . .   42
               (g)  Maintenance of Insurance  . . . . . . . . . . . . . .   42
               (h)  Compliance with Terms of All Leaseholds   . . . . . .   43
               (i)  Financial Information   . . . . . . . . . . . . . . .   43

SECTION 5.02   Negative Covenants   . . . . . . . . . . . . . . . . . . .   46
               (a)  Negative Pledge   . . . . . . . . . . . . . . . . . .   46
               (b)  Sale and Lease-back Transactions  . . . . . . . . . .   48
               (c)  Net Worth   . . . . . . . . . . . . . . . . . . . . .   48
               (d)  Funded Indebtedness   . . . . . . . . . . . . . . . .   48

               (e)  Working Capital   . . . . . . . . . . . . . . . . . .   48
               (f)  Cash Flow   . . . . . . . . . . . . . . . . . . . . .   48
               (g)  ERISA   . . . . . . . . . . . . . . . . . . . . . . .   48
               (h)  Fiscal Year   . . . . . . . . . . . . . . . . . . . .   49
               (i)  Transactions with Affiliates  . . . . . . . . . . . .   49
               (j)  Tax Returns   . . . . . . . . . . . . . . . . . . . .   49
               (k)  Consolidation, Merger or Acquisition  . . . . . . . .   49
               (l)  Sales and Other Dispositions  . . . . . . . . . . . .   49


                                  ARTICLE VI
                               EVENTS OF DEFAULT

SECTION 6.01   Events of Default  . . . . . . . . . . . . . . . . . . . .   50


                                  ARTICLE VII
                                  THE AGENTS

SECTION 7.01   Authorization and Action   . . . . . . . . . . . . . . . .   53
SECTION 7.02   Agent's and Auction Administration Agent's Reliance, Etc.    53
SECTION 7.03   TCB, Chemical and Affiliates   . . . . . . . . . . . . . .   54
SECTION 7.04   Bank Credit Decision   . . . . . . . . . . . . . . . . . .   54
SECTION 7.05   Agents' Indemnity  . . . . . . . . . . . . . . . . . . . .   55
SECTION 7.06   Successor Agent  . . . . . . . . . . . . . . . . . . . . .   55
SECTION 7.07   Successor Auction Administration Agent   . . . . . . . . .   56
SECTION 7.08   Notice of Default  . . . . . . . . . . . . . . . . . . . .   56


                                 ARTICLE VIII
                                 MISCELLANEOUS

SECTION 8.01   Amendments, Etc.   . . . . . . . . . . . . . . . . . . . .   56
SECTION 8.02   Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 8.03   No Waiver; Remedies  . . . . . . . . . . . . . . . . . . .   59
SECTION 8.04   Costs, Expenses and Taxes  . . . . . . . . . . . . . . . .   59
SECTION 8.05   Indemnity  . . . . . . . . . . . . . . . . . . . . . . . .   60
SECTION 8.06   Right of Setoff  . . . . . . . . . . . . . . . . . . . . .   60
SECTION 8.07   Governing Law  . . . . . . . . . . . . . . . . . . . . . .   60
SECTION 8.08   Interest   . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 8.09   Survival of Representations and Warranties   . . . . . . .   61
SECTION 8.10   Binding Effect   . . . . . . . . . . . . . . . . . . . . .   62
SECTION 8.11   Successors and Assigns; Participations   . . . . . . . . .   62

SECTION 8.12   Independence of Covenants  . . . . . . . . . . . . . . . .   64
SECTION 8.13   Separability   . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 8.14   Entire Agreement   . . . . . . . . . . . . . . . . . . . .   65
SECTION 8.15   Execution in Counterparts  . . . . . . . . . . . . . . . .   65
SECTION 8.16   Retiring Banks   . . . . . . . . . . . . . . . . . . . . .   65
SECTION 8.17   Final Agreement  . . . . . . . . . . . . . . . . . . . . .   65


                                   EXHIBITS
EXHIBIT A-1    Form of Competitive Bid Request
EXHIBIT A-2    Form of Notice of Committed Borrowing
EXHIBIT B      Form of Notice to Banks of Competitive Bid Request
EXHIBIT C      Form of Competitive Bid
EXHIBIT D-1    Form of Competitive Note
EXHIBIT D-2    Form of Committed Note
EXHIBIT E-1    Form of Opinion -- Arnall Golden & Gregory
EXHIBIT E-2    Form of Opinion -- Company General Counsel
EXHIBIT F      Form of Opinion -- Andrews & Kurth
EXHIBIT G      Form of Administrative Questionnaire
EXHIBIT H      Form of Assignment and Acceptance


                                   SCHEDULES

SCHEDULE I     Intentionally Omitted
SCHEDULE II    Subsidiaries
SCHEDULE III   Contingent Liabilities
SCHEDULE IV    ERISA
SCHEDULE V     Existing Liens

                        SIXTH AMENDMENT AND RESTATEMENT
                             OF COMPETITIVE ADVANCE
                    AND REVOLVING CREDIT FACILITY AGREEMENT


              SIXTH AMENDMENT AND RESTATEMENT OF COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated as of May 31, 1996, is among;

              (a)    SYSCO CORPORATION, a Delaware corporation (the "Company");

              (b) the banks and other financial institutions named under the caption "Non-Retiring Banks" on the signature pages hereof (the "Non-Retiring Banks");

              (c) the bank named under the caption "New Bank" on the signature pages hereof (the "New Bank" and together with the Non-Retiring Banks and each other Person who becomes a Bank pursuant to
       Section 9.11, collectively, the "Banks");

              (d) the Banks named under the caption "Retiring Banks" on the signature pages hereof (the "Retiring Banks");

              (e) TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity together with any other Person who becomes the Agent pursuant to Section 7.06, the "Agent"); and

              (f) CHEMICAL BANK, a New York banking corporation, as auction administration agent (in such capacity together with any other Person who becomes the Auction Administration Agent pursuant to Section 7.07, the "Auction Administration Agent").


                             PRELIMINARY STATEMENTS

              (A) The Company has entered into an agreement dated as of July 27, 1988 with Texas Commerce Bank National Association, as agent, Chemical Bank, as auction administration agent and the banks named therein, including certain of the Banks (the "Original 1988 Agreement"). The Original 1988 Agreement has been amended and modified by an Agreement and First Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of February 14, 1989, by an Agreement and Second Amendment to Competitive Advance and Revolving Credit Facility Agreement and Modification of Notes dated as of May 1, 1989, by an Agreement and Third Amendment to Competitive Advance and Revolving Credit Facility Agreement and Modification of Notes dated as of January 2, 1990, by an Agreement and Fourth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of January 31, 1994, and by an Agreement and Fifth Amendment to Competitive Advance and

Revolving Credit Facility Agreement dated as of November 15, 1994 (the Original 1988 Agreement, as so modified and amended being the "1988 Agreement").

              (B) The Company has satisfied the requirements of Section 3.01 in connection with the initial Borrowing under the 1988 Agreement. There are, however, no outstanding loan balances or advances, as of the date hereof, owed by the Company to any of the Banks or the Retiring Bank pursuant to the 1988 Agreement.

              (C) The Company wishes to amend and restate the 1988 Agreement in order, among other things, to extend the term thereof and to modify certain of the covenants, as set forth in this Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement.

              The Company has requested the Banks to extend credit to the Company in order to enable it to borrow on a revolving credit basis on and after the Effective Date and at any time and from time to time prior to the Termination Date (each as herein defined) a principal amount not in excess of $300,000,000 at any time outstanding. The Company has also requested the Banks to provide a procedure pursuant to which each Bank may, on an uncommitted basis, bid up to the amount of the Total Commitment on borrowings by the Company scheduled to mature on or prior to the Termination Date. The Banks are willing to extend such credit to the Company on the terms and conditions herein set forth. Accordingly, the Company, the Agents and the Banks agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

              SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Acquisition" has the meaning specified in Section 5.02(k).

              "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit G hereto, which each Bank shall complete and provide to the Agent.

              "Affiliate" means, when used with respect to any Person, any other Person which controls or is controlled by or is under common control with such Person. As used in this definition, "control" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or ownership interests, by contract or otherwise).

              "Agent" has the meaning specified in paragraph (e) of the introduction to this Agreement.

              "Agent's Letter" has the meaning specified in Section 2.05(b).

              "Agents" means, collectively, the Agent and the Auction Administration Agent, and "an Agent" or "such Agent" means either of them as the context requires.

              "Agreement" means this Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement, as the same may be amended, supplemented or modified from time to time.

              "Alternate Base Loan" means any Committed Loan with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of Article II.

              "Alternate Base Rate" means, for any date, a rate per annum (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% or (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" means, as of a particular date, the prime rate most recently announced by TCB and thereafter entered in the minutes of TCB's Loan and Discount Committee (or the prime rate as determined by any other institution that is both a Bank and the Agent), automatically fluctuating upward and downward with and at the time specified in each such announcement without special notice to the Company or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Base CD Rate" shall mean the sum of (x) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (y) the Assessment Rate. "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the arithmetic average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 9:00 a.m., Houston, Texas time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

              "Anniversary Date" means July 7, 1997 and each July 7 occurring thereafter during the term of this Agreement.

              "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an Alternate Base Loan or a Fixed Rate Loan and such Bank's Eurodollar Lending Office in the case of a Eurodollar Loan.

              "Asset Purchase Agreement" means that certain Purchase Agreement dated June 5, 1988 between Staley Continental, Inc. and the Company.

              "Assessment Rate" means, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the FDIC for the FDIC insuring time deposits at offices of such institution in the United States.

              "Assignment and Acceptance" has the meaning specified in Section 8.11(c).

              "Assurance" when used with respect to any Person means all obligations of such Person, guaranteeing or in effect guaranteeing in any manner, whether directly or indirectly, any Indebtedness of any other Person (the "primary obligor") including, without limitation, obligations in the form of agreements to purchase such Indebtedness, to provide funds to the primary obligor for payment thereof, to invest in the primary obligor or otherwise assure a creditor of the primary obligor against loss; provided, however, an endorsement of a note, bill or check presented to a bank for collection or deposit in the ordinary course of business of such Person shall not constitute an Assurance of such Person.

              "Auction Administration Agent" has the meaning specified in paragraph (f) of the introduction to this Agreement.

              "Auction Administration Agent's Letter" has the meaning specified in Section 2.05(c).

              "Banks" has the meaning specified in paragraph (c) of the introduction to this Agreement.

              "Base CD Rate" has the meaning specified in the definition of the term Alternate Base Rate.

              "Board" means the Board of Governors of the Federal Reserve System of the United States.

              "Borrowing" means a Competitive Borrowing or a Committed
       Borrowing.

              "Borrowing Date" means the Business Day upon which the proceeds of any Borrowing are to be made available to the Company.

              "Business Day" means a day when the Agents and each Bank are open for business, and if the applicable Business Day relates to any Eurodollar Loan, a day on which dealings are carried on in the Eurodollar Interbank Market and commercial banks are open for domestic or international business in London, England, in New York, New York and in Houston, Texas.

              "Capital Lease" means any lease in respect of which the Company's obligations constitute Capitalized Lease Obligations.

              "Capitalized Lease Obligations" means all lease obligations which shall have been or should be, in accordance with generally accepted accounting principles consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.04, capitalized on the books of the Company or a Subsidiary.

              "Chemical" means Chemical Bank.

              "Code" means Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

              "Commitment" means, with respect to each Bank, the amount set forth on the signature page hereof for such Bank (or, as to any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person), as such amount may be permanently terminated or reduced from time to time pursuant to
       Section 2.06, Section 2.13, Section 2.20 or Section 8.11, and as such amount may be increased from time to time by assignment or assumption pursuant to Section 2.13,

       Section 2.20 or Section 8.11. The Commitments shall automatically and permanently terminate on the Termination Date.

              "Committed Borrowing" means a borrowing consisting of concurrent Committed Loans from each of the Banks distributed ratably among the Banks in accordance with their respective Commitments.

              "Committed Loan" means a Loan by a Bank to the Company pursuant to Section 2.03, and shall be either a Eurodollar Loan or an Alternate Base Loan.

              "Committed Note" means a promissory note of the Company payable to the order of each Bank, in substantially the form of Exhibit D-2 hereto, with the blanks appropriately completed, evidencing the aggregate indebtedness of the Company to such Bank resulting from the Committed Loans made by such Bank to the Company, together with all modifications, extensions, renewals and rearrangements thereof.

              "Communications" has the meaning specified in Section 8.02.

              "Company" has the meaning specified in paragraph (a) of the introduction to this Agreement.

              "Competitive Bid" means an offer by a Bank to make a Competitive Loan pursuant to Section 2.02.

              "Competitive Bid Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 2.02(b), (i) in the case of a Eurodollar Loan, the Margin (which will be added to or subtracted from the LIBO Rate), and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest, in each case, offered by the Bank making such Competitive Bid.

              "Competitive Bid Request" means a request for Competitive Bids made pursuant to Section 2.02(a) in the form of Exhibit A-1.

              "Competitive Borrowing" means a borrowing consisting of a single Competitive Loan from a Bank or simultaneous Competitive Loans from each of the Banks, in each case, whose Competitive Bid as all or as a part of such Borrowing, as the case may be, has been accepted by the Company under the bidding procedure described in Section 2.02.

              "Competitive Loan" means a Loan from a Bank to the Company pursuant to the bidding procedure described in Section 2.02, and shall be either a Eurodollar Loan or a Fixed Rate Loan.

              "Competitive Note" means a promissory note of the Company payable to the order of each Bank, in substantially the form of Exhibit D-1 hereto, with the blanks appropriately completed, evidencing the aggregate indebtedness of the Company to such Bank resulting from the Competitive Loans made by such Bank to the Company, together with all modifications, extensions, renewals and rearrangements thereof.

              "Competitive Reduction" has the meaning specified in Section
       2.01.

              "Consolidated" refers to the consolidation of the accounts of the Company and the Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.04.

              "Consolidated Subsidiary" means any Subsidiary or other entity the accounts of which, at any time, in accordance with generally accepted accounting principles, are or are required to be consolidated with those of the Company in its consolidated financial statements as of such time.

              "Continuing Banks" has the meaning specified in Section 2.20(c).

              "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

              "Disposition" has the meaning specified in Section 5.02(l).

              "Dollars" and "dollars" and the symbol "$" mean the lawful currency of the United States of America.

              "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Bank or such other office of such Bank as such Bank may hereafter designate from time to time as its "Domestic Lending Office" by notice to the Company and the Agent.

              "Effective Date" means the date on which the conditions to borrowing set forth in Article III are first met.

              "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (iii) the central bank of any country which is a member of the OECD.

              "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

              "ERISA Affiliate" means any Subsidiary or trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under "common control" within the meaning of Sections 4001(a)(14) or 4001(b)(1) of ERISA.

              "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D.

              "Eurodollar Interbank Market" means the Eurodollar interbank market selected by the Agent in its sole discretion, acting in good faith.

              "Eurodollar Lending Office" means, with respect to each Bank, the branches or affiliates of such Bank which such Bank has designated as its "Eurodollar Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Bank or such other office of such Bank as such Bank may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Company and the Agent.

              "Eurodollar Loan" means any Loan with respect to which the Company shall have selected an interest rate based on the LIBO Rate in accordance with the provisions of Article II.

              "Event of Default" means any of the events described in Article
       VI.

              "Execution Date" means the date of execution and delivery of this Agreement.

              "Existing Termination Date" has the meaning specified in Section 2.20(a).

              "Extended Termination Date" means the most recent date to which the Termination Date has been extended pursuant to Section 2.20.

              "Facility Fees" has the meaning specified in Section 2.05(a).

              "FDIC" means the Federal Deposit Insurance Corporation (or any successor).

              "Federal Funds Effective Rate" has the meaning specified in the definition of the term Alternate Base Rate.

              "Financial Officer" of any Person means its chief financial officer, principal accounting officer, treasurer or assistant treasurer.

              "Fixed Rate Loan" means any Competitive Loan made by a Bank pursuant to Section 2.02 based upon an actual percentage rate per annum offered by such Bank, expressed as a decimal (to no more than four decimal places), and accepted by the Company.

              "Funded Indebtedness" means, as to any Person, all Indebtedness of such Person which matures or is required to be paid more than one year from the date of determination thereof or which is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar arrangement which obligates the lender or lenders to extend credit during a period of more than one year from such date, excluding, however, all amounts of Funded Indebtedness required to be paid or prepaid within one year from the date of the determination.

              "Highest Lawful Rate" means, as of a particular date, the maximum nonusurious interest rate that may under applicable federal and Texas law then be contracted for, charged or received by the Banks in connection with the Loans.

              "Indebtedness" when used with respect to any Person means, without duplication, (i) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (including, without limitation, obligations, contingent or otherwise, in respect of letters of credit, other than payment letters of credit issued to pay for the purchase of goods by such Person in the ordinary course of its business), (ii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iii) all Capitalized Lease Obligations, (iv) all Assurances and (v) all Indebtedness referred to in clause (i), (ii) or (iii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise to be secured by) any Lien upon or interest in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

              "Interest Payment Date" means, (i) with respect to any Eurodollar Loan or Alternate Base Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of six months, the day that would have been the Interest Payment Date for such Loan had an Interest Period of three months been applicable to such Loan and (ii) in the case of a Fixed Rate Loan, the last day of the Interest Period applicable thereto and, in the case of a Fixed Rate Loan with an Interest Period of more than 90 days, on the numerically corresponding day which occurs during such Interest Period every three months from the first day of such Interest Period (or, if there is no such corresponding day in any such month, the last day).

              "Interest Period" means, with respect to each Loan, the duration of such Loan and:

                     (i) as to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter, as the Company may elect;

                     (ii) as to any Alternate Base Loan, the period commencing on the date of such Loan and ending 90 days later or, if earlier, on the Termination Date or the date of prepayment of such Loan; and

                     (iii) as to any Fixed Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bid in which the offer to make the Fixed Rate Loan was extended; provided, however, that each such period shall have a duration of not less than seven calendar days nor more than 360 calendar days;

       provided, further, that (x) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) no Interest Period may be selected that ends later than the Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

              "LIBO Rate" means the rate (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) equal to the annual rate of interest at which dollar deposits approximately equal in principal amount to TCB's portion (or the portion of any other institution that is both a Bank and the Agent) of the Committed Borrowing of which such Eurodollar Loan forms a part (or, in the case of a Competitive Loan, a principal amount that would have been TCB's or such other institution's portion of the Committed Borrowing of which such Competitive Borrowing forms a part had such Competitive Borrowing been a Committed Borrowing) and with a maturity equal to the applicable Interest Period offered in immediately available funds to the principal office of TCB or such other institution in London, England (or if TCB does not at the time any such determination is made maintain an office in London, England, the principal office of any Affiliate of TCB in London, England), at 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Interest Period. The LIBO Rate for the Interest Period for each Eurodollar Loan comprising part of the same Borrowing shall be determined by the Agent.

              "Lien" when used with respect to any Person, means any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any conditional sale agreement, Capital Lease or other title retention agreement.

              "Loan" means a Competitive Loan, a Committed Loan, a Eurodollar Loan, a Fixed Rate Loan or an Alternate Base Loan.

              "LYONS" means the $377,576,000 principal amount at maturity Liquid Yield Option Notes due 2004 issued by the Company.

              "Maintenance Period" means a period commencing on the first day of a fiscal year and ending on the first day of the next succeeding fiscal year.

              "Majority Banks" means at any time (a) the Majority Committed Banks and (b) Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Competitive Loans.

              "Majority Committed Banks" means, except as provided in Section 2.20(f), at any time Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Committed Loans or if no Committed Loans are outstanding, Banks having at least 66-2/3% of the available Commitments (determined without considering the effect of any Competitive Reduction).

              "Margin" means, as to any Competitive Bid relating to a Eurodollar Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate acceptable to such Bank with respect to such Eurodollar Loan.

              "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or an ERISA Affiliate is making or accruing or has made or accrued an obligation to make payments.

              "Net Tangible Book Value" means, with respect to any asset of the Company or any Subsidiary, the net book value of such asset recorded on the books of the Company or such Subsidiary, as the case may be, in accordance with generally accepted accounting principles consistently applied (but in every case, whether or not permitted in accordance with generally accepted accounting principles, without giving effect to any write-up relating thereto made after the date of the acquisition of such asset) after deducting the amount of (i) any reserves applicable thereto and (ii) all licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense and other like intangibles associated therewith.

              "Net Income" means as to any Person for any period the net income (or loss) of such Person for such period, determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.04.

              "Net Worth" means, with respect to any Person, the excess, if any, of the assets of such Person over the liabilities of such Person, each to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.04.

              "New Bank" has the meaning specified in paragraph (c) of the introduction to this Agreement.

              "1988 Agreement" has the meaning specified in paragraph (A) of the Preliminary Statements.

              "Nominee" has the meaning specified in Section 2.20(e).

              "Non-Consenting Banks" has the meaning specified in Section
       2.20(c).

              "Non-Retiring Banks" has the meaning specified in paragraph (b) of the introduction to this Agreement.

              "Note" means a Competitive Note or a Committed Note.

              "Notice of Cancellation" is defined in Section 2.20(f).

              "Notice of Extension" has the meaning specified in Section
       2.20(a).

              "OECD" means the Organization for Economic Cooperation and Development (or any successor).

              "Officers' Certificate" means a certificate signed in the name of the Company by either its Chairman, one of its Vice Chairmen, its President, one of its Vice Presidents, its Treasurer or its Assistant Treasurer, and either its Secretary or one of its Assistant Secretaries.

              "Operating Lease Obligations" means obligations in respect of any lease or agreement to lease other than Capitalized Lease Obligations.

              "Original 1988 Agreement" has the meaning specified in paragraph
       (A) of the Preliminary Statements.

              "Original Termination Date" means July 7, 2001.

              "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

              "PBGC Plan" means a Plan subject to Title IV of ERISA.

              "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

              "Plan" means any employee benefit plan within the meaning of
       Section 3(3) of ERISA, other than a Multiemployer Plan, maintained by the Company or an ERISA Affiliate or to which the Company or an ERISA Affiliate has an obligation to contribute.

              "Register" has the meaning specified in Section 8.11(e).

              "Regulation D" means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "Regulation G" means Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "Regulation T" means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "Regulation U" means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "Regulation X" means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

              "Relevant Anniversary Date" has the meaning as specified in
       Section 2.20(c).

              "Reserve Percentage" of any Bank for the Interest Period for any Eurodollar Loan, means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

              "Retiring Banks" has the meaning specified in paragraph (d) of the introduction to this Agreement.

              "S&P" means Standard & Poor's Ratings Group.

              "Sale and Lease-back Transaction" means any arrangement, directly or indirectly, with any Person whereby a seller or a transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease (whether pursuant to a Capital Lease or otherwise) or repurchase under an extended purchase contract, the same or similar property from the purchaser or the transferee of such property.

              "Significant Subsidiary" has the meaning specified in Section 6.01(f).

              "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves), expressed as a decimal, established by the Board and any other banking authority to which any of the Banks is subject with respect to the Base CD Rate, for new negotiable time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period. Such reserve percentages shall include, without limitation, those imposed under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "Subordinated Indebtedness" means the LYONS and other Indebtedness of the Company subordinated to the Indebtedness of the Company under this Agreement and the Notes in a manner satisfactory to the Banks.

              "Subsidiary" means any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

              "Tangible Net Worth" when used with respect to any Person, means the excess, if any, of the assets of such Person over the liabilities of such Person, each to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.04; provided, however, that for purposes of any such computation of Tangible Net Worth, "assets" shall not include goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs), and all other similar assets which could be classified as intangible assets under generally accepted accounting principles consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.04.

              "TCB" means Texas Commerce Bank National Association.

              "Termination Date" means, at any time, the Original Termination Date or an Extended Termination Date, as the case may be, or, in either case, the earlier date of termination in whole of the Total Commitment pursuant to Section 2.06 or Section 6.01.

              "Termination Event" means (i) a "reportable event" as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under applicable PBGC regulations), or an event described in Section 4068(f) of ERISA, or (ii) the withdrawal of the Company or any ERISA Affiliate from a PBGC Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the incurrence of liability by the Company or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a PBGC Plan, or (iii) the filing of a notice of intent to terminate a PBGC Plan or the treatment of a PBGC Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a PBGC Plan by the PBGC under
       Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any PBGC Plan.

              "Three-Month Secondary CD Rate" has the meaning specified in the definition of the term Alternate Base Rate.

              "Total Commitment" means, at any time, the aggregate amount of the Banks' Commitments, as in effect at such time.

              "United States" and "U.S." each means United States of America.

              "Wholly-Owned Consolidated Subsidiary" means a Subsidiary, all of the outstanding capital stock of which, other than directors' qualifying shares, is at the time owned by the Company, any one or more other Wholly-Owned Consolidated Subsidiaries, or the Company and any one or more Wholly-Owned Consolidated Subsidiaries.

              "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

              SECTION 1.02. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

              (i) the singular number includes the plural number and vice versa;

              (ii)   reference to any gender includes each other gender;

              (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

              (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

              (v) reference to any agreement, document or instrument including this Agreement means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or any other note includes any note issued pursuant hereto, in extension or renewal thereof and in substitution or replacement therefor;

              (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

              (vii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding"; and

              (viii) reference to any law, rule, regulation or interpretation means such law, rule, regulation or interpretation as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

              (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

              SECTION 1.03. Accounting Terms. All accounting terms shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.04.

                                   ARTICLE II

                                     LOANS

              SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make revolving credit loans ("Committed Loans") to the Company, at any time and from time to time on and after the Effective Date and until the earlier of the Termination Date and the termination of the Commitment of such Bank in accordance with the terms hereof. Notwithstanding the foregoing, (a) the aggregate principal amount of all Committed Loans of a Bank shall not exceed at any time outstanding such Bank's Commitment and (b) the Total Commitment shall be deemed used from time to time to the extent of the aggregate principal amount of the Competitive Loans then outstanding, and such deemed use of the Total Commitment shall be applied to the Banks ratably according to their respective Commitments (such deemed use of the Total Commitment being a "Competitive Reduction"), subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Committed Loans made by all Banks plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Banks exceed (B) the Total Commitment and (ii) at all times the outstanding aggregate principal amount of all Committed Loans made by a Bank shall equal the product of (x) the percentage which its Commitment represents of the Total Commitment times (y) the outstanding aggregate principal amount of all Committed Loans made by all Banks.

              Within the foregoing limits, the Company may borrow, repay, prepay and reborrow hereunder, on and after the Effective Date and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein.

              SECTION 2.02. Competitive Bid Procedure. (a) In order to request Competitive Bids, the Company shall hand deliver, telecopy to the Agents a duly completed Competitive Bid Request, to be received by the Agents
(i) in the case of Eurodollar Loans, not later than 9:00 a.m., Houston, Texas time, five Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 9:00 a.m., Houston, Texas time, one Business Day before the Borrowing Date specified for a proposed Competitive Borrowing. No Alternate Base Loan shall be requested in, or, except pursuant to Section 2.11 or Section 2.14, made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected at the Auction Administration Agent's sole discretion, and the Auction Administration Agent shall promptly notify the Company of such rejection by telecopier. Each Competitive Bid Request shall in each case refer to this Agreement and specify
(x) whether the Competitive Loans then being requested are to be Eurodollar Loans or Fixed Rate Loans, (y) the Borrowing Date of such Competitive Loans (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $20,000,000 or greater than the unused Total Commitment on such Borrowing Date and shall be an integral multiple of $5,000,000), and (z) the Interest Period with respect thereto (which may not end after the Termination Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Auction Administration Agent shall invite by telecopier (in the form set forth in Exhibit B hereto) the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request. Notwithstanding the foregoing, the Auction Administration Agent shall have no obligation to invite any Bank to make a Competitive Bid pursuant to this Section 2.02(a) until such Bank has delivered a properly completed Administrative Questionnaire to the Agent.

              (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Company responsive to each Competitive Bid Request; provided, however, a Bank that is a Non-Consenting Bank may not make a Competitive Bid in response to a Competitive Bid Request that specifies an Interest Period that ends after the Relevant Anniversary Date. Each Competitive Bid by a Bank must be received by the Auction Administration Agent by telecopier, in the form of Exhibit C hereto, (i) in the case of Eurodollar Loans, not later than 1:00 p.m., Houston, Texas time, four Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 8:30 a.m., Houston, Texas time, on the Borrowing Date specified for a proposed Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit C may be rejected by the Auction Administration Agent after conferring with, and upon the instruction of, the Company, and the Auction Administration Agent shall notify the Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan that the Bank is willing to make to the Company, (y) specify the Competitive Bid Rate at which the Bank is prepared to make the Competitive Loan and (z) confirm the Interest Period with respect thereto specified by the Company in its Competitive Bid Request. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Auction Administration Agent by telecopier (I) in the case of Eurodollar Loans, not later than 1:00 p.m., Houston, Texas time, four Business Days before the Borrowing Date specified for a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 8:30 a.m., Houston, Texas time, on the Borrowing Date specified for a proposed Competitive Borrowing; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

              (c) The Auction Administration Agent shall promptly notify the Company by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Auction Administration Agent shall send a copy of all Competitive Bids to the Company for its records as soon as practicable after completion of the bidding process set forth in this Section 2.02.

              (d) The Company may in its sole and absolute discretion, subject only to the provisions of this Section 2.02(d), accept or reject any Competitive Bid referred to in paragraph (c) above; provided, however, that the aggregate amount of the Competitive Bids so accepted by the Company may not exceed the principal amount of the Competitive Borrowing requested by the Company. The Company shall notify the Auction Administration Agent by telecopier whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (c) above, (i) in the case of Eurodollar Loans, not later than 9:00 a.m., Houston, Texas time, three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., Houston, Texas time, on the Borrowing Date specified for a proposed Competitive Borrowing; provided, however, that (w) the failure by the Company to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (x) the Company shall not accept a bid made at a particular Competitive Bid Rate if the Company has decided to reject a bid made at a lower Competitive Bid Rate, (y) if the Company shall accept bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the principal amount of Competitive Loans in respect of which bids at such Competitive Bid Rate have been made, then the Company shall accept a pro rata portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective principal amounts of Competitive Loans for which such bids were made and (z) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000. Notwithstanding the foregoing, if it is necessary for the Company to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (y) above or otherwise) and the available principal amount of Competitive Loans to be allocated among the Banks is not sufficient to enable Competitive Loans to be allocated to each Bank in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000, then the Company shall select the Banks to be allocated such Competitive Loans and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate. A notice given by the Company pursuant to this paragraph (d) shall be irrevocable.

              (e) The Auction Administration Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier sent by the Auction Administration Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Auction Administration Agent shall (i) notify the Agent of each Competitive Bid that has been accepted, the amount thereof and the Competitive Bid Rate therefor and (ii) notify each Bank of the aggregate principal amount of all Competitive Bids accepted.

              (f) Upon receipt from the Agent of the LIBO Rate applicable to any Eurodollar Loan to be made by any Bank pursuant to a Competitive Bid that has been accepted by the Company pursuant to Section 2.02(d), the Auction Administration Agent shall notify such Bank of (i) the applicable LIBO Rate and
(ii) the sum of the applicable LIBO Rate plus the Margin bid by such Bank.

              (g) No Competitive Borrowing shall be made within five Business Days of the date of any other Competitive Borrowing, unless the Company and the Auction Administration Agent shall mutually agree otherwise.

              (h) If the Auction Administration Agent shall at any time have a Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Company one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Auction Administration Agent pursuant to paragraph (b) above.

              (i) All notices required by this Section 2.02 shall be made in accordance with Section 8.02.

              SECTION 2.03. Committed Borrowing Procedure. In order to effect a Committed Borrowing, the Company shall give the Agent a written request for a Committed Borrowing, substantially in the form of Exhibit A-2 hereto (a "Notice of Committed Borrowing"), (i) in the case of Eurodollar Loans, not later than 11:00 a.m., Houston, Texas time, three Business Days before the Borrowing Date specified for such proposed Committed Borrowing and (ii) in the case of Alternate Base Loans, not later than 10:00 a.m., Houston, Texas time, on the Borrowing Date for such proposed Committed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Notice of Committed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify
(x) whether the Loans then being requested are to be Eurodollar Loans or Alternate Base Loans, (y) the Borrowing Date of such Loans (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $20,000,000 and shall be an integral multiple of $5,000,000) and (z) the Interest Period with respect thereto (which shall not end later than the Termination Date). If no Interest Period with respect to any Eurodollar Loan is specified in any such Notice of Committed Borrowing, then in the case of a Eurodollar Loan, the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly, and in any event, (i) in the case of Eurodollar Loans, on the same day the Agent receives a Notice of Committed Borrowing pursuant to this Section 2.03 with respect thereto and (ii) in the case of Alternate Base Loans, not later than noon, Houston, Texas time, on the same day the Agent receives a Notice of Committed Borrowing pursuant to this
Section 2.03 with respect thereto, the Agent shall advise the other Banks of such Notice of Committed Borrowing and of each Bank's portion of the requested Committed Borrowing by telecopier. Each Committed Borrowing shall consist of Loans of the same type made as of the same day and having the same Interest Period.

              SECTION 2.04. Refinancings. The Company may refinance all or any part of any Loan with a Loan of the same or a different type made pursuant to Section 2.02 or Section 2.03, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including, without limitation, refinancings of Competitive Loans with Committed Loans and Committed Loans with Competitive Loans. Any Loan or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.08 with the proceeds of a new Borrowing hereunder and the proceeds of the new Loan, to the extent they do not exceed the principal amount of the Loan being refinanced, shall not be paid by the Banks to the Agent or by the Agent to the Company pursuant to Section 2.07(c); provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Agent for distribution to the Banks described in
(ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, (iii) to the extent any Bank fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section
2.08 to the extent of such failure and the Company shall pay such amount to the Agent pursuant to Section 2.08 and (iv) to the extent the Company fails to pay to the Agent any amounts due in accordance with Section 2.08 as a result of the failure of a Bank to pay the Agent any amounts due as described in (iii) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Agent amounts due from it pursuant to (i) above to the full extent of such Bank's portion of such refinanced Loan.

              SECTION 2.05. Facility Fees. (a) The Company agrees to pay to each Bank, through the Agent, on each March 31, June 30, September 30 and December 31 and on the Termination Date, in immediately available funds, a facility fee (collectively, the "Facility Fees") on the amount of the Commitment of such Bank, whether used or unused, during the preceding quarter (or shorter period ending with the Termination Date) equal to (i) .07 of 1% of such Commitment at all times while any of the Company's Funded Indebtedness (excluding Subordinated Indebtedness) is rated AA- or higher by S&P (whether or not publicly announced), (ii) .09 of 1% of such Commitment at all times while any of the Company's Funded Indebtedness (excluding Subordinated Indebtedness) is rated A+, A or A- by S&P (whether or not publicly announced), (iii) .125 of 1% of such Commitment at all times while any of the Company's Funded Indebtedness (excluding Subordinated Indebtedness) is rated BBB+ or BBB by S&P (whether or not publicly announced) and (iv) .20 of 1% of such Commitment at all times while any of the Company's Funded Indebtedness (excluding Subordinated Indebtedness) is rated BBB- or lower by S&P (whether or not publicly announced). The Agent shall from time to time determine the rating by S&P of the Company's Funded Indebtedness (excluding Subordinated Indebtedness), which determination shall be conclusive and binding for all purposes absent manifest error, for purposes of determining the rate at which the Facility Fee will be calculated, and shall promptly notify the Banks of each change in such rating by S&P. All Facility Fees shall be computed by the Agent on the basis of the actual number of days elapsed in a year of 360 days, and shall be conclusive and binding for all purposes, absent manifest error. The Facility Fee due to each Bank shall commence to accrue on the Execution Date and shall cease to accrue on the earlier of the Termination Date and the termination of the Commitment of such Bank as provided herein.

              (b) The Company agrees to pay administrative and other fees to the Agent as provided in that certain letter agreement of even date herewith between the Company and the Agent (the "Agent's Letter").

              (c) The Company agrees to pay an auction fee to the Auction Administration Agent with respect to each Competitive Bid requested hereunder as provided in that certain letter agreement of even date herewith between the Company and the Auction Administration Agent (the "Auction Administration Agent's Letter").

              (d) Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

              SECTION 2.06. Termination and Reduction of Commitments. (a) The Company may permanently terminate, or from time to time in part permanently reduce, the Total Commitment, in each case upon at least ten Business Days' prior written notice to the Agent (who shall promptly forward a copy thereof to each Bank and the Auction Administration Agent); provided, however, the Company may not terminate or partially reduce the Total Commitment at any time to an amount less than the sum of all Loans then currently outstanding. Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. Each such partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $20,000,000 and in an integral multiple of $5,000,000.

              (b) On the Termination Date the Total Commitment shall be zero.

              (c) Each reduction in the Total Commitment pursuant to this paragraph shall be made ratably among the Banks in accordance with their respective Commitments. Simultaneously with any termination or reduction of Commitments pursuant to this paragraph, the Company shall pay to the Agent, for the accounts of the Banks, the Facility Fees on the amount of the Total Commitment so terminated or reduced, accrued through the date of such termination or reduction.

              SECTION 2.07. Loans. (a) Each Borrowing made by the Company on any date shall be (i) in the case of Competitive Loans, in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000 and
(ii) in the case of Committed Loans, in an integral multiple of $5,000,000 and in a minimum aggregate principal amount of $20,000,000. Competitive Loans shall be made by the Banks in accordance with Section 2.02(d), and Committed Loans shall be made by the Banks ratably in accordance with their respective Commitments on the Borrowing Date of the Committed Borrowing; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder. The initial Competitive Loan and Committed Loan by each Bank shall be made against delivery to such Bank of an appropriate Competitive Note and Committed Note, respectively, payable to the order of such Bank, as referred to in Section 2.08.

              (b) Each Competitive Loan shall be a Eurodollar Loan or a Fixed Rate Loan, and each Committed Loan shall be a Eurodollar Loan or an Alternate Base Loan, as the Company may request subject to and in accordance with Section 2.02 or Section 2.03, as applicable. Each Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate of such Bank to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of the applicable Note and this Agreement. Loans of more than one interest rate option may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Loan which, if made, would result in an aggregate of more than twelve separate Borrowings being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

              (c) Subject to Section 2.04, each Bank shall make its portion of each Competitive Borrowing and each Committed Borrowing on the proposed Borrowing Date thereof by paying the amount required to the Agent in Houston, Texas in immediately available funds not later than (i) in the case of Eurodollar Loans, 11:00 a.m., Houston, Texas time, and (ii) in the case of Alternate Base Loans, 1:00 p.m., Houston, Texas time. On each proposed Borrowing Date the Agent shall by 2:00 p.m., Houston, Texas time, credit the amounts so received from the Banks on such date to the general deposit account of the Company with the Agent or, if Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable; provided, however, if and to the extent the Agent fails to return any such amounts to a Bank on the Borrowing Date for such Borrowing, the Agent shall pay interest on such unreturned amounts, for each day from such Borrowing Date to the date such amounts are returned to such Bank, at the Federal Funds Effective Rate.

              SECTION 2.08. Notes. The Competitive Loans made by each Bank shall be evidenced by a single Competitive Note, payable to the order of such Bank in a principal amount equal to the Total Commitment. The Committed Loans made by each Bank shall be evidenced by a single Committed Note payable to the order of such Bank in a principal amount equal to the Commitment of such Bank. The outstanding principal balance of each Competitive Loan and Committed Loan, as evidenced by the relevant Note, shall be payable on the last day of the Interest Period applicable to such Loan. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in
Section 2.09 and Section 2.10. Each Bank shall, and is hereby authorized by the Company to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof) or in its records relating to such Note an appropriate notation evidencing the date and amount of each Competitive Loan or Committed Loan, as applicable, of such Bank, each payment or prepayment of principal of any Competitive Loan or Committed Loan, as applicable, and the other information provided for on such schedule. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing by the Company to a Bank and unpaid under the Note of such Bank. The failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Competitive Loans or Committed Loans, as applicable, made by such Bank in accordance with the terms of the relevant Note.

              SECTION 2.09. Interest on Loans. (a) Subject to the provisions of Section 2.10, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the lesser of (i) the Highest Lawful Rate and (ii) the LIBO Rate for the Interest Period in effect for such Loan (A) plus or minus, as the case may be, in the case of each Competitive Loan, the Margin specified by a Bank with respect to such Loan in its Competitive Bid submitted pursuant to Section 2.02(b) and (B) plus, in the case of each Committed Loan, (1) .15 of 1% per annum at all times while any of the Company's Funded Indebtedness (excluding Subordinated Indebtedness) is rated AA- or higher by S&P (whether or not publicly announced), (2) .17 of 1% per annum at all times while any of the Company's Funded Indebtedness (excluding Subordinated Indebtedness) is rated A+, A or A- by S&P (whether or not publicly announced, (3) .20 of 1% per annum at all times while any of the Company's Funded Indebtedness (excluding Subordinated Indebtedness) is rated BBB+ or BBB by S&P (whether or not publicly announced) and (4) .275 of 1% per annum at all times while any of the Company's Funded Indebtedness (excluding Subordinated Indebtedness) is rated BBB- or lower by S&P (whether or not publicly announced). Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto. The applicable LIBO Rate for each Interest Period shall be determined by the Agent, and such determination shall be conclusive absent manifest error. In addition, the Agent shall from time to time determine the rating by S&P of the Company's Funded Indebtedness (excluding Subordinated Indebtedness), which determination shall be conclusive and binding for all purposes absent manifest error, for purposes of determining the applicable rate to be added from time to time to the LIBO Rate pursuant to
Section 2.09(a)(ii)(B) for each Committed Loan constituting a Eurodollar Loan, and shall promptly notify the Banks of each change in such rating by S&P.

              (b) Subject to the provisions of Section 2.10, each Alternate Base Loan shall bear interest at the rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Alternate Base Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Base CD Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days). Interest on each Alternate Base Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Alternate Base Rate during each Interest Period shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

              (c) Subject to the provisions of Section 2.10, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Company pursuant to Section 2.02. Interest on each Fixed Rate Loan shall be payable on each Interest Payment Date applicable thereto.

              (d) The Company shall pay to the Agent for the account of each Bank that has made a Eurodollar Loan to the Company, so long as such Bank shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each such Eurodollar Loan of such Bank, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Loan to the remainder obtained by subtracting (i) the LIBO Rate for such Interest Period from (ii) the rate obtained by dividing such LIBO Rate referred to in clause (i) above by that percentage equal to 100% minus the Reserve Percentage of such Bank for such Interest Period, payable on the earlier to occur of the next Interest Payment Date applicable to such Loan or five calendar days after written demand therefor is received by the Company; provided, however, in no event shall any Bank be permitted to receive interest hereunder in excess of the Highest Lawful Rate. Such additional interest shall be determined by such Bank as incurred, and shall be payable upon notification thereof by such Bank to the Company through the Agent. Each determination by a Bank of additional interest under this Section 2.09(d) shall be conclusive and binding for all purposes in the absence of manifest error.

              SECTION 2.10. Interest on Overdue Amounts. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Alternate Base Rate plus 2% per annum (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Base CD Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

              SECTION 2.11. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined that dollar deposits in the amount of the requested principal amount of such Eurodollar Loan are not generally available in the Eurodollar Interbank Market, or that dollar deposits of such Eurodollar Loan are not generally available in the Eurodollar Interbank Market for the requested Interest Period, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Company, the Auction Administration Agent and the Banks. In the event of any such determination, any request by the Company for a Eurodollar Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan. Each determination by the Agent hereunder shall be conclusive absent manifest error.

              SECTION 2.12. Prepayment of Loans. (a) Prior to the Termination Date, the Company shall have the right at any time to prepay any Committed Borrowing, in whole or in part, subject to the requirements of Section 2.15 but otherwise without premium or penalty, upon at least five Business Days' prior written notice to the Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $5,000,000 and in a minimum aggregate principal amount of $20,000,000. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing by the amount stated therein. The Company shall not have the right to prepay any Competitive Borrowing.

              (b) All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

              SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan or Fixed Rate Loan made by such Bank or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Bank to comply with any certification, information, documentation, or other reporting requirement),
(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank (without duplication of any amounts paid pursuant to Section 2.09(d)), or (iii) shall impose on such Bank or the Eurodollar Interbank Market any other condition affecting this Agreement or any Eurodollar Loan or Fixed Rate Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of maintaining its Commitment or of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material, then the Company shall pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank for such increase or reduction to such Bank upon demand by such Bank (through the Agent). Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

              (b) If, after the date of this Agreement, any Bank shall have determined in good faith that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including the capital adequacy guidelines under consideration as of the date of this Agreement by the Board and the Comptroller of the Currency), has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, the Company shall pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank for such reduction upon demand by such Bank (through the Agent).

Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

              (c)    A certificate of a Bank setting forth in reasonable detail
(i) such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to Section 8.11) as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts under clause (a)(i), shall be delivered to the Company (with a copy to the Agent) promptly after such Bank determines it is entitled to compensation under this Section 2.13, and shall be conclusive absent manifest error. The Company shall pay to the Agent for the account of such Bank the amount shown as due on any such certificate within 30 days after its receipt of the same.

              (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period. The protection of this Section 2.13 shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

              (e) In the event any Bank shall seek compensation pursuant to this Section 2.13, the Company may give notice to such Bank (with copies to the Agents) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks, but which may not be a Person who would be entitled at such time to claim compensation pursuant to Section 2.13 if such Person were a Bank under this Agreement) to assume the Commitment of such Bank and to purchase its outstanding Loans and Notes. Each Bank requesting compensation pursuant to this Section 2.13 agrees to sell its Commitment, Loans, Notes and interest in this Agreement pursuant to Section 8.11(c) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Notes plus all other fees and amounts (including, without limitation, any compensation claimed by such Bank under this Section 2.13 and as to which such Bank has delivered the certificate required by Section 2.13(c) on or before the date such Commitment, Loans and Notes are purchased) due such Bank hereunder calculated, in each case, to the date such Commitment, Loans, Notes and interest are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company hereunder or under any Note.

              SECTION 2.14. Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Company and to the Agents, such Bank may:

              (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon the Company shall be prohibited from requesting Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

              (ii) require that all outstanding Eurodollar Loans made by it be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph
       (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.

              (b) For purposes of this Section 2.14, a notice to the Company (with a copy to the Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company.

              SECTION 2.15. Indemnity. The Company shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (u) any failure by the Company to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article III, (v) any failure by the Company to borrow hereunder after a Notice of Committed Borrowing pursuant to Article II has been given or after Competitive Bids have been accepted, (w) any payment, prepayment or conversion of a Eurodollar Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (x) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), (y) the consent by some Banks but not all of the Banks to the extension of any Termination Date and the determination by the Company not to deliver a Notice of Cancellation with respect to such extension pursuant to Section 2.20(f) or
(z) the occurrence of any Event of Default. The indemnity of the Company pursuant to the immediately preceding sentence shall include, but not be limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or Fixed Rate Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed (based on the LIBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section 2.15 shall be delivered to the Company (with a copy to the Agent) and shall be conclusive, if made in good faith, absent manifest error. The Company shall pay to the Agent for the account of each Bank the amount shown as due on any certificate within 30 days after its receipt of the same. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate. Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 2.15 shall survive the termination of this Agreement and/or the payment or assignment of any of the Notes.

              SECTION 2.16.  Pro Rata Treatment.  Except as permitted under
Section 2.13(c) and Section 2.15 with respect to interest or pursuant to
Section 2.20, (i) each payment or prepayment of principal and each payment of interest with respect to a Competitive Borrowing (at a particular Competitive Bid Rate) or a Committed Borrowing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans extended by each Bank, if any, with respect to such Competitive Borrowing or Committed Borrowing, and (ii) refinancings of Committed Loans with Committed Loans of any type, refinancings of Competitive Loans with Committed Loans, and Committed Loans which are not refinancings of other Loans shall be made pro rata among the Banks in accordance with their respective Commitments.

              SECTION 2.17. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Company (pursuant to Section 8.06 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Committed Note held by it (other than pursuant to Section 2.13, Section 2.15 or Section 2.20) as a result of which the unpaid principal portion of the Committed Note held by it shall be proportionately less than the unpaid principal portion of the Committed Note held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Committed Note held by such other Bank, so that the aggregate unpaid principal amount of the Committed Note and participations in Committed Notes held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Committed Notes then outstanding as the principal amount of the Committed Note held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Committed Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Committed Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Company to such Bank as fully as if such Bank had made a Committed Loan directly to the Company in the amount of such participation.

              SECTION 2.18. Payments. (a) The Company shall make each payment hereunder and under any instrument delivered hereunder not later than 11:00 a.m. (Houston, Texas time) on the day when due in dollars to the Agent at its address referred to in Section
8.02 for the account of the Banks, in federal or other immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Committed Loans (other than pursuant to Section 2.13, Section 2.15 and Section 2.20) or Facility Fees ratably to the Banks and like funds relating to the payment of any other amount (including, without limitation, payments of principal or interest on Competitive Loans and payments made to a Non-Consenting Bank pursuant to
Section 2.20 which are not made ratably to the Banks) payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

              (b) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Facility Fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

              (c) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate.

              (d) Except as expressly provided in Section 2.19, all payments (whether of principal, interest, fees, reimbursements or otherwise) by the Company under this Agreement shall be made without setoff or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any taxing authority. Except as otherwise provided in
Section 2.19, if the making of such payments by the Company is prohibited by law unless such a tax, levy, impost or other charge is deducted or withheld therefrom, the Company shall pay to the Agent, on the date of each such payment, such additional amounts (without duplication of any other amounts required to be paid by the Company pursuant to Section 2.13) as may be necessary in order that the net amounts received by the Banks after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required. The Company shall confirm that all applicable taxes, if any, imposed on this Agreement or transactions hereunder shall have been properly and legally paid by it to the appropriate taxing authorities by sending official tax receipts or notarized copies of such receipts to the Agent within 30 days after payment of any applicable tax.

              SECTION 2.19. Tax Forms. With respect to each Bank which is organized under the laws of a jurisdiction outside the United States, on the date of the initial Borrowing hereunder, and from time to time thereafter if requested by the Company or the Agent, each such Bank shall provide the Agent and the Company with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder or other documents satisfactory to the Company and the Agent indicating that all payments to be made to such Bank hereunder are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Company and the Agent have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States.

              SECTION 2.20.  Extensions of Termination Date; Removal of Banks.
(a) The Company may, by written notice to the Agent (a "Notice of Extension") given not less than 60 nor more than 90 days prior to each Anniversary Date, advise the Banks that it requests an extension of the then effective Termination Date (the "Existing Termination Date") by twelve calendar months, effective on the Relevant Anniversary Date. The Agent will promptly, and in any event within five Business Days of the receipt of each Notice of Extension, notify the Banks and the Auction Administration Agent of the contents of each such Notice of Extension.

              (b)    Each Notice of Extension shall (i) except as provided in
Section 2.20(f), be irrevocable and (ii) constitute a representation by the Company that (A) neither any Event of Default nor any Default has occurred and is continuing and (B) the representations and warranties contained in Article IV are correct on and as of the Relevant Anniversary Date, as though made on and as of such date; provided, however, that for purposes of this clause (B), Schedules II and III, as used in Sections 4.02 and 4.05, respectively, shall be deemed to include any supplements to such Schedules delivered to the Agent and the Banks by the Company prior to such Relevant Anniversary Date.

              (c) In the event that a Notice of Extension is given to the Agent as provided in Section 2.20(a) and the Agent notifies a Bank of the contents thereof, such Bank shall on or before the thirtieth day next preceding the then relevant Anniversary Date (the "Relevant Anniversary Date") advise the Agent in writing whether or not such Bank consents to the extension requested thereby and if any Bank fails to so advise the Agent, such Bank shall be deemed to have consented to such extension (all Banks that have expressly or implicitly consented to such extension being collectively the "Continuing Banks"), and the Termination Date for the Notes held by, and the Commitments of, the Continuing Banks shall be automatically extended twelve calendar months past the Existing Termination Date, effective on the date that occurs 15 days prior to the Relevant Anniversary Date; provided, however, that neither the Termination Date for the Notes held by, nor the Commitments of, those Banks which shall not have consented to such extension ("Non-Consenting Banks") shall be affected and, provided further, that if the Company delivers a Notice of Cancellation with respect to any Notice of Extension in accordance with
Section 2.20(f), the

Termination Date for the Notes held by, and the Commitment of, each Bank shall be the same as if such Notice of Extension had never been given. The Agent shall promptly notify the Company, the Auction Administration Agent and all of the Banks of each written notice of consent given or deemed given pursuant to this Section 2.20(c).

              (d) In the event an extension of the Termination Date is consented to by some Banks but not all of the Banks as provided in Section 2.20(c) and unless the Company shall deliver a Notice of Cancellation with respect to such extension pursuant to Section 2.20(f), the Continuing Banks, or any of them, shall have the right (but not the obligation) to assume all or any portion of the Non-Consenting Banks' Commitments by giving written notice to the Company, the Agent and the Auction Administration Agent of their election to do so on or before the twentieth day next preceding the Relevant Anniversary Date, which notice shall be irrevocable and shall constitute an undertaking to
(i) assume, as of the close of business on the Relevant Anniversary Date, all or such portion of the Commitments of the Non-Consenting Banks, as the case may be, and (ii) purchase (without recourse) from the Non-Consenting Banks, at the close of business on the Relevant Anniversary Date, all Loans outstanding on the Relevant Anniversary Date that correspond to the portion of the Commitments to be so assumed at a price equal to the unpaid principal amount of such Loans plus all accrued and unpaid interest thereon. Such Commitments, or portion thereof, to be assumed by Continuing Banks shall be allocated among those Continuing Banks who have so elected to assume the same pro rata in accordance with the respective Commitments of such Continuing Banks as of the date of the Relevant Anniversary Date (provided, however, in no event shall a Continuing Bank be required to assume an amount or portion of the Commitments of the Non-Consenting Banks in excess of the amount which such Continuing Bank agreed to assume pursuant to the immediately preceding sentence) or on such other basis as such Continuing Banks shall mutually agree so long as, immediately following such allocation, the Commitment of any Bank does not constitute more than 30% of the Total Commitment. The Agent shall promptly notify the Company, the Auction Administration Agent and the other Continuing Banks in the event it receives any notice from a Continuing Bank pursuant to this Section 2.20(d).

              (e) In the event that the Continuing Banks shall not elect as provided in Section 2.20(d) to assume all of the Non-Consenting Banks' Commitments, the Company may designate, by written notice to the Agents and the Continuing Banks given on or before the tenth day next preceding the Relevant Anniversary Date, one or more Eligible Assignees not a party to this Agreement (individually a "Nominee" and collectively the "Nominees") to assume all or any portion of the Non-Consenting Banks' Commitments not to be assumed by the Continuing Banks and to purchase (without recourse) from the Non-Consenting Banks all Loans outstanding at the close of business on the Relevant Anniversary Date that correspond to the portion of the Commitments to be so assumed at a price equal to the unpaid principal amount of such Loans plus all accrued and unpaid interest thereon. No such designation of any Nominee shall be effective for any purpose hereof unless not later than four Business Days prior to the Relevant Anniversary Date, the Agent shall have received approval of such Nominee, together with the portion of the Total Commitment to be assumed by it, from Continuing Banks representing at least 66-2/3% of the aggregate Commitments of all Continuing Banks (which approval shall not be unreasonably withheld). Each assumption and purchase under this Section 2.20(e) shall be effective as of the close of business on the Relevant Anniversary Date when each of the following conditions has been satisfied in a manner satisfactory to the Agent:

              (i) each Nominee and the Non-Consenting Banks have executed an Assignment and Acceptance pursuant to which such Nominee shall (A) assume in writing its share of the obligations of the Non-Consenting Banks hereunder, including, but not limited to, its share of the Commitments of the Non-Consenting Banks and (B) agree to be bound as a Bank by the terms of this Agreement; and

              (ii) each Nominee shall have completed and delivered to the Agent an Administrative Questionnaire.

              (f) In the event that the Continuing Banks shall not elect as provided in Section 2.20(d) to assume all of the Non-Consenting Banks' Commitments and the Company shall not have effectively designated one or more Eligible Assignees to assume the Commitments of and purchase the Loans of the Non-Consenting Banks as contemplated by Section 2.20(e), the Company shall, at its option, either (i) revoke and cancel its Notice of Extension by giving written notice of such revocation and cancellation to the Agents and the Banks at least three Business Days prior to the Relevant Anniversary Date or (ii) prepay in full on the Relevant Anniversary Date the unassumed portion of the Notes held by all Non-Consenting Banks, together with all other sums due to the Non-Consenting Banks hereunder, in which event the unassumed Commitments of the Non-Consenting Banks shall terminate and the Total Commitment shall be permanently reduced by a corresponding amount. Notwithstanding the foregoing, in the event any Non-Consenting Bank is the holder of any Competitive Loan with an Interest Period which ends after the Relevant Anniversary Date and such Non-Consenting Bank notifies the Company and the Agents not later than one Business Day prior to the Relevant Anniversary Date that such Non-Consenting Bank does not wish to have its Competitive Loans prepaid, the Company shall (i) prepay in full on the Relevant Anniversary Date the Committed Notes held by such Non-Consenting Bank, together with all other sums due to such Non-Consenting Bank hereunder to the Relevant Anniversary Date, in which event the unused portion of the Commitment of such Non-Consenting Bank (including that portion of the Commitment evidenced by any Committed Loans so prepaid) shall terminate and the Total Commitment shall be permanently reduced by a corresponding amount (provided, however, a Non-Consenting Bank that has elected not to have its Competitive Loans prepaid shall not be deemed to have any Commitment solely for the purpose of determining the Majority Committed Banks); and (ii) repay at the end of the Interest Period for each Competitive Loan held by such Non-Consenting Bank, together with all other sums due to such Non-Consenting Bank hereunder, in which event the Commitment of such Non-Consenting Bank utilized by the Competitive Loan so repaid shall terminate and the Total Commitment shall be permanently reduced by an amount equal to the principal amount of the Competitive Loan so repaid. Each notice of revocation and cancellation given by the Company pursuant to this Section 2.20(f) (a "Notice of Cancellation") shall be irrevocable.

              (g) In the event an extension of the Termination Date is consented to by some but not all of the Banks and the Company does not deliver a Notice of Cancellation with respect to such extension in accordance with
Section 2.20(f), the Company shall, at least two Business Days prior to the Relevant Anniversary Date, execute and deliver to the Agent, for the account of the Nominees in exchange for the Notes held by the Non-Consenting Banks, appropriate replacement Notes in the forms of Exhibit D-1 and D-2 hereto dated the same date as such Notes and with all blanks appropriately filled.


                                  ARTICLE III

                             CONDITIONS OF LENDING

              SECTION 3.01. Conditions Precedent to Initial Borrowing under the 1988 Agreement. The obligation of each Bank to make its initial Loan under the 1988 Agreement is subject to the condition precedent that the Agent shall have received on or before that initial Borrowing Date the following, each dated (unless otherwise indicated) such day and (except for the Notes described in Section 3.01(a)) in sufficient copies for each Bank:

              (a) The Notes of the Company appropriately dated and properly executed by the Company to the order of the Banks, respectively.

              (b) An Officers' Certificate certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors of the Company authorizing the Company to borrow and effect other transactions hereunder, (ii) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (iii) the truth of the representations and warranties made by the Company in this Agreement, (iv) the absence of the occurrence and continuance of any Default or Event of Default, and (v) the consummation of the transactions contemplated by the Asset Purchase Agreement.

              (c) Contemporaneously with the funding of the initial Loans, the transactions contemplated by the Asset Purchase Agreement shall be duly consummated substantially in the manner provided therein, and the Agent shall have received a copy of each agreement, certificate, opinion of counsel or other writing delivered by each party under the Asset Purchase Agreement in connection with the closing thereunder.

              (d) The written opinion of Messrs. Arnall Golden & Gregory, counsel to the Company, addressed to the Agent, the Auction Administration Agent and the Banks substantially in the form set out in Exhibit E-1, along with the written opinion of Mr. Michael C. Nichols, General Counsel of the Company, also addressed to the Agent, the Auction Administration Agent and the Banks, regarding, among other matters, matters of Texas law, substantially in the form set out in Exhibit E-2.

              (e) The written opinion of Messrs. Andrews & Kurth, counsel for the Agent and the Banks, addressed to the Agent, the Auction Administration Agent and the Banks substantially in the form set out in Exhibit F.

              SECTION 3.02. Condition Precedent to Initial Borrowing under this Agreement. The obligation of each Bank to make its initial Loan under this Agreement is subject to the condition precedent that the Agent shall have received on or before the initial Borrowing Date hereunder, a Committed Note and a Competitive Note for each Bank dated as of even date herewith, properly executed by the Company and payable to the order of such Bank.

              SECTION 3.03. Conditions Precedent to Each Committed Borrowing. The obligation of each Bank to make a Committed Loan on the occasion of any Committed Borrowing (including the initial Committed Borrowing under this Agreement) shall be subject to the further conditions precedent that on the date of such Committed Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Committed Borrowing and the acceptance by the Company of the proceeds of such Committed Borrowing shall constitute a representation and warranty by the Company that on the date of such Committed Borrowing such statements are true):

              (i) The representations and warranties contained in Article IV are correct on and as of the date of such Committed Borrowing, before and after giving effect to such Committed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided, however, that the representations and warranties set forth in the last sentence of Section 4.04(b) and in Section 4.09 need not be correct on and as of the date of such Committed Borrowing if, after giving effect to such Committed Borrowing, the aggregate outstanding principal amount of the Committed Loans of each Bank would be equal to or less than the aggregate outstanding principal amount of the Committed Loans of such Bank immediately prior to such Committed Borrowing and, provided further, that for purposes of this clause (i) Schedules II and III, as used in Sections 4.02 and 4.05, respectively, shall be deemed to include any supplements to such Schedules delivered to the Agent and the Banks by the Company prior to the date of such Committed Borrowing;

              (ii) No event has occurred and is continuing, or would result from such Committed Borrowing or from the application of the proceeds therefrom, which constitutes either a Default or an Event of Default; and

              (iii) Following the making of such Committed Borrowing and all other Borrowings to be made on the same day under this Agreement, the aggregate principal amount of all Loans then outstanding shall not exceed the Total Commitment;

and (b) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

              SECTION 3.04. Conditions Precedent to Each Competitive Borrowing. The obligation of each Bank which is to make a Competitive Loan on the occasion of a Competitive Borrowing (including the initial Competitive Borrowing under this Agreement) to make such Competitive Loan as part of such Competitive Borrowing is subject to the further conditions precedent that (a) the Agents shall have received a Competitive Bid Request with respect thereto, and (b) on the date of such Competitive Borrowing (i) the following statements shall be true (and each of the giving of the applicable Competitive Bid Request and the acceptance by the Company of the proceeds of such Competitive Borrowing shall constitute a representation and warranty by the Company that on the date of such Competitive Borrowing such statements are true):

              (1) The representations and warranties contained in Article IV are correct on and as of the date of such Competitive Borrowing, before and after giving effect to such Competitive Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided, however, that for purposes of this clause (1) Schedules II and III, as used in Sections 4.02 and 4.05, respectively, shall be deemed to include any supplements to such Schedules delivered to the Agent and the Banks by the Company prior to the date of such Competitive Borrowing;

              (2) No event has occurred and is continuing, or would result from such Competitive Borrowing or from the application of the proceeds therefrom, which constitutes either a Default or an Event of Default; and

              (3) Following the making of such Competitive Borrowing and all other Borrowings to be made on the same day under this Agreement, the aggregate principal amount of all Loans then outstanding shall not exceed the Total Commitment;

and (ii) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.


                                  ARTICLE  IV

                         REPRESENTATIONS AND WARRANTIES

              The Company represents and warrants to the Agents and the Banks as follows:

              SECTION 4.01. Organization and Qualification. The Company and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified either individually or collectively with all such other failures to be so qualified would materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or the ability of the

Company to perform its obligations under this Agreement and the Notes, and (c) has all requisite corporate power to own or lease its properties, conduct its business as now being conducted and, in the case of the Company, to execute and deliver, and to perform its obligations under, this Agreement and the Notes.

              SECTION 4.02. Subsidiaries. Set forth on Schedule II is a complete and accurate list of all Subsidiaries showing (as to each such Subsidiary) the jurisdiction of its incorporation and the jurisdictions in which it is qualified as a foreign corporation on the date hereof. All the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable and is owned, directly or indirectly, by the Company free and clear of all Liens.

              SECTION 4.03. Approvals. No authorization, consent, approval, license or exemption of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, is or will be necessary for the valid execution, delivery or performance by the Company of this Agreement or the Notes or for the legality, validity or effectiveness of this Agreement or the Notes.

              SECTION 4.04. Financial Statements. (a) The consolidated balance sheets position of the Company and the Subsidiaries as at June 28, 1986 and June 27, 1987, and the related consolidated statements of cash flows, results of operations and shareholders' equity, including in each case the footnotes thereto, for each of the two fiscal years then ended, certified by Touche Ross & Co., copies of which have been delivered to the Agent and the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial condition of the Company and the Subsidiaries as at such dates and the results of the operations and changes in financial position for the periods ended on such dates.

              (b) The unaudited consolidated balance sheets of the Company and the Subsidiaries as of March 26, 1988 and March 28, 1987 and the related unaudited consolidated statements of income and changes in financial position for each of the quarterly accounting periods then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section 4.04, the consolidated financial position of the Company and the Subsidiaries as of such dates and their consolidated results of operations and changes in financial position for such periods (subject to normal year-end adjustments). There has been no material adverse change in such operations or financial conditions since March 26, 1988.

              SECTION 4.05. No Material Contingent Liabilities. Each Assurance and each obligation in respect of a letter of credit (unless such letter of credit is a payment letter of credit issued to pay for the purchase by the Company or a Subsidiary of goods in the ordinary course of such Person's business) is listed in the consolidated financial statements referred to in
Section 4.04, in the most recently delivered consolidated financial statements delivered pursuant to Section 5.01(i) or on Schedule III, other than any such Assurance or obligation which together with all such other Assurances and obligations does not exceed 1% of Net Worth. Neither the Company nor any

Subsidiary has any contingent liability which either individually or collectively with all such other contingent liabilities would have a material adverse effect upon the Company and the Consolidated Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Notes.

              SECTION 4.06. Authorization; No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Notes have been duly authorized by all necessary corporate action and do not and will not
(i) violate any provision of the charter or bylaws of the Company or of any law, rule or regulation (including, without limitation, Regulation X), (ii) result in any violation of any order, writ, judgment, injunction, decree, determination or award applicable to the Company or any Subsidiary, (iii) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected, other than defaults under any such other agreements, leases or instruments which either individually or collectively with all such other defaults could not reasonably be expected to have a material adverse effect upon the business, properties, operations or conditions, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Notes or (iv) result in, or require, the creation or imposition of, any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Company or any Subsidiary.

              SECTION 4.07. Binding Effect. This Agreement and the Notes constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

              SECTION 4.08. Burdensome Restrictions. Neither the Company nor any Subsidiary is (a) subject to any charter, bylaw or corporate restriction or
(b) a party to, or in default under, any indenture, loan or credit agreement or any lease or other agreement or instrument which either individually or collectively with all such other restrictions and defaults could have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole, or on the ability of the Company to carry out its obligations under this Agreement and the Notes.

              SECTION 4.09. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or the properties of the Company or any Subsidiary before any federal, state or municipal court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Company or such Subsidiary, either individually or collectively with all such other actions, suits and proceedings, would have a material adverse effect on the business, properties, operations or conditions, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or on the ability of the Company to perform its obligations under this Agreement and the Notes.

              SECTION 4.10. Margin Stock; Use of Proceeds. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Borrowing will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Company or any Bank in a violation of Regulation G, T, U or X. The Company will use the proceeds of the initial Borrowing solely to purchase assets from Staley Continental, Inc. as provided in the Asset Purchase Agreement and will use the proceeds of all subsequent Borrowings to refinance the initial Borrowing and for general corporate purposes.

              SECTION 4.11. Compliance with Law. Neither the Company nor any Subsidiary is: (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party; or (y) in default under any law, rule, regulation, ordinance or order relating to its business, the sanctions and penalties resulting from which defaults described in clauses (x) and (y) would, if imposed and carried out, either individually or collectively with all such other sanctions and penalties, have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or on the ability of the Company to perform its obligations under this Agreement and the Notes.

              SECTION 4.12. Franchises, Patents, Trademarks and Other Rights. The Company and each Subsidiary have all franchises, permits, licenses, patents, trademarks, service marks, trade names, copyrights and other authority (collectively, the "Operating Rights") as are necessary to enable them to carry on their respective businesses as now being conducted and as proposed to be conducted, and none of them is in default under any of the Operating Rights which are material to the business, properties, operations or condition, financial or otherwise, of the Company and its Consolidated Subsidiaries taken as a whole, and none of the Operating Rights conflict with the rights of other Persons, which conflict would have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under this Agreement and the Notes.

              SECTION 4.13. Disclosure. Neither the financial statements referred to in Section 4.04, nor this Agreement, nor the Company's Annual Report for the years ended July 2, 1983, June 30, 1984, June 29, 1985, June 28, 1986 and June 27, 1987, nor its Annual Report on Form 10-K for the years ended July 2, 1983, June 30, 1984, June 29, 1985, June 28, 1986 and June 27, 1987,
nor any other written statement or document furnished to the Agent and the Banks by or on behalf of the Company in connection with this Agreement, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact known, or which, after due inquiry would be known, by the Company which the Company has not disclosed to the Banks in writing which has a material adverse effect on or, so far as the Company can now reasonably foresee, might have a material adverse effect on the business, property, operations or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or on the ability of the Company to perform its obligations under this Agreement and the Notes.

              SECTION 4.14. Taxes. (a) The Company and each Subsidiary have filed all tax returns (federal, state and local) required to be filed by them. All taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods or contested in good faith by appropriate proceedings. The Company knows of no proposed additional tax assessment against it or any Subsidiary nor of any basis for any such assessment which either individually or collectively would have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or on the ability of the Company to perform its obligations under this Agreement and the Notes.

              (b) The federal income tax liabilities, if any, have been finally determined by the Internal Revenue Service and satisfied for all taxable years (i) with respect to the Company, through its 1980 fiscal year,
(ii) with respect to Mid-Central/Sysco Food Services, Inc., through its 1983 fiscal year, and (iii) with respect to all other Subsidiaries, through each such Subsidiary's 1985 fiscal year. The charges, accruals and reserves in respect of taxes on the books of the Company and the Subsidiaries are adequate on a Consolidated basis for all open years and for the current fiscal period.

              SECTION 4.15. Securities Exchange Act. No part of the proceeds of any Borrowing will be used, directly or indirectly, to acquire any security (within the meaning of the Securities Exchange Act of 1934, as amended) in any transaction subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

              SECTION 4.16. Investment Company Act. Neither the Company nor any Subsidiary is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

              SECTION 4.17. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              SECTION 4.18. ERISA. (a) No Termination Event has occurred or, except as set forth in Schedule IV, is reasonably expected to occur with respect to any PBGC Plan.

              (b) Schedule B (Actuarial Information) to the 1986 annual report (Form 5500 Series) with respect to each PBGC Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agent, is complete and accurate in all material respects and fairly presents the funding status and financial condition of such PBGC Plan as of the date of such report, and no material liability to the PBGC has been incurred or is expected to be incurred by the Company or any ERISA Affiliate with respect to a PBGC Plan.

              (c) Neither the Company nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which would exceed in the aggregate 2% of Net Worth.

              (d) Neither the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

              (e) Each Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code.

              (f) Neither the Company nor any ERISA Affiliate has engaged in any "prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA such that a material liability might be incurred by the Company or any ERISA Affiliate and the consummation of the transactions contemplated by this Agreement will not constitute such a prohibited transaction.


                                   ARTICLE  V

                                   COVENANTS

              SECTION 5.01. Affirmative Covenants. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Company shall, unless the Majority Banks shall otherwise consent in writing:

              (a) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, including leaseholds to the extent required by the terms of the related lease, (ii) all lawful claims which, if unpaid, might by law become a Lien upon its property, and (iii) all recording fees and taxes related to any instrument filed or recorded in respect of its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith by proper proceedings and for which adequate reserves are maintained.

              (b) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory), franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or ownership or leasing of its properties; provided, however, that nothing herein shall prevent any sale, merger or consolidation permitted by Section 5.02(k) and, provided further, that the Company shall not be required to preserve the corporate existence of any of its Subsidiaries or any right or franchise if the board of directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Banks.

              (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders, non-compliance with which could have a material adverse effect upon the business, operations, property or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or on the ability of the Company to perform its obligations under this Agreement and the Notes; provided, however, that nothing contained in this subsection (c) shall prevent the Company or any of its Subsidiaries from contesting, in good faith and by appropriate proceedings, the interpretation or application of any such laws, rules, regulations or orders, so long as non-compliance could not be expected to have a material adverse effect upon the business, properties, operations or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or on the ability of the Company to perform its obligations under this Agreement and the Notes and so long as adequate reserves are being maintained.

              (d) Visitation Rights. Permit the Agent or any Bank or any agents or representatives thereof from time to time (upon five days' notice unless a Default or an Event of Default has occurred and is continuing) to examine and make copies of and abstracts from the records and books of account of, and to visit the properties of, the Company and the Subsidiaries, and to discuss the affairs, finances and accounts of the Company and the Subsidiaries with any of their respective directors, officers, accountants or agents.

              (e) Keeping of Books. Keep, and cause each Subsidiary to keep, in accordance with generally accepted accounting principles, adequate books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Company or such Subsidiary, as the case may be.

              (f) Maintenance of Properties, Etc. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times.

              (g) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with responsible, reputable and solvent insurance companies or associations (or as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction of its incorporation) in such amounts and covering such risks as are usually insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, including, without limitation, workers' compensation or similar insurance, insurance against loss by fire or damage and public liability insurance; provided, however, the Company and any Subsidiary may, in lieu of maintaining such insurance against losses by fire or damage and public liability insurance, maintain a self-insurance program with respect to such losses and liabilities. Any such program of self-insurance maintained by the Company or any Subsidiary shall be of a type with reserves that are appropriate, prudent and customary for corporations of similar size engaged in the same or similar business and owning or operating similar properties.

              (h) Compliance with Terms of All Leaseholds. Make all payments and otherwise perform, and cause each Subsidiary to make all payments and otherwise perform, its obligations in respect of all leaseholds (except (i) when the amount or validity of such payment or other obligations are being contested in good faith and by appropriate proceedings, but only to the extent the failure to pay or perform is permitted during such contest under the terms of the applicable leases and do not create the risk of termination or cancellation thereof or
       (ii) so long as such non-payment or nonperformance could not reasonably be expected to have a material adverse effect upon the business, properties, operations or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or on the ability of the Company to perform its obligations under this Agreement and the Notes), and use its best efforts, and cause such Subsidiary to use its best efforts, to keep, and to take all action to keep, the leases relating to such leaseholds in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled other than in the ordinary course of business.

              (i)    Financial Information.  The Company will deliver to the
Banks:

                     (i) As soon as available, and in any event within 120 days after the end of each fiscal year, (i) a copy of the annual audit report of the Company for such fiscal year containing a Consolidated statement of financial position and Consolidated statements of cash flows, results of operations and shareholders' equity for such year of the Company and the Consolidated Subsidiaries, audited and certified by independent certified public accountants of recognized standing; (ii) a report of such certified public accountants stating that, in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Event of Default hereunder, or, to the extent the occurrence thereof is ascertainable by accountants in the course of normal audit procedures, any Default or, if such accountants shall have obtained knowledge of any such Default or Event of Default, they shall disclose in such report the nature thereof and the length of time it has existed; and (iii) an Officers' Certificate of the Company
              (A) setting forth, in sufficient detail, the information and computations demonstrating whether the Company was in compliance with Section 5.02(c) during such fiscal year and as at the end of such fiscal year and (B) stating that there exists no Event of Default or Default, or, if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Company has taken and proposes to take with respect thereto;

                     (ii) As soon as available, and in any event within 60 days after the end of each of the first three quarterly accounting periods in each fiscal year, (i) the Consolidated statement of financial position and Consolidated statements of cash flow and results of operations for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period and ending on the date of such balance sheet, setting forth in comparative form the corresponding Consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, certified by a Financial Officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and (ii) an Officers' Certificate of the Company (A) setting forth, in sufficient detail, the information and computations demonstrating whether the Company was in compliance with Section 5.02(c) during the periods covered by the financial reports then being furnished and as of the end of such periods and (B) stating that there exists no Event of Default or Default, or, if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Company has taken and proposes to take with respect thereto;

                     (iii) The Company will furnish to the Agent (i) if requested by any Bank through the Agent, promptly after the filing thereof with the Internal Revenue Service copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each PBGC Plan; (ii) promptly after becoming aware of the occurrence of any material Termination Event in connection with any PBGC Plan, a written notice signed by the President or Financial Officer of the Company specifying the nature thereof and any action the Company or appropriate ERISA Affiliate proposes to take with respect thereto; (iii) promptly and in any event within five Business Days after receipt thereof by the Company or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Company or any such ERISA Affiliate of the PBGC's intention to terminate any PBGC Plan or to have a trustee appointed under Section 4042(b) of ERISA to administer any PBGC Plan; (iv) promptly a written notice in the event there is either a failure of the Company or an ERISA Affiliate to comply with the minimum funding requirements of
              Section 412 of the Code or Section 302 of ERISA or an application for a waiver from either or both of such standards is requested or received by the Company or an

              ERISA Affiliate with respect to a PBGC Plan and in either event the failure to comply or the application or grant of waiver is with respect to a material amount; and (v) promptly and in any event within five Business Days after receipt thereof by the Company or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Company or any ERISA Affiliate concerning the imposition and the amount of withdrawal liability upon the Company or an ERISA Affiliate by a Multiemployer Plan pursuant to Section 4202 of ERISA. The Company will comply in all material respects with all applicable provisions of ERISA, the violation of which would, in the reasonable judgment of the Majority Banks, give rise to a material liability of the Company, and notice of which violation has been given by the Agent to the Company. For purposes of this
              Section 5.01(i)(iii), an obligation or liability shall be considered material if it equals or exceeds $2,000,000;

                     (iv) Promptly after the request therefor such additional financial or other information as any Bank may reasonably request from time to time;

                     (v) Promptly, and in any case within five Business Days, after any officer of the Company obtains knowledge of an Event of Default or Default, an Officers' Certificate specifying the nature of such Event of Default or Default, the period of existence thereof, and what action the Company has taken and proposes to take with respect thereto;

                     (vi) Within ten Business Days after the Company obtains knowledge thereof, notice of any litigation or governmental proceeding pending against the Company or any Subsidiary which, individually or in the aggregate, might materially adversely affect the business, operations or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement or the Notes;

                     (vii) As soon as available, copies of such financial statements, notices, reports and proxy statements as the Company shall furnish to its stockholders; copies of all registration statements (other than registration statements covering employee benefit, stock option or similar plans) and periodic reports which the Company may file with the Securities and Exchange Commission, and any other similar or successor agency of the federal government administering the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended; and copies of all reports relating to the Company or its securities which the Company may file with any securities exchange on which any of the Company's securities may be registered; and

                     (viii) As soon as reasonably possible after it is
              available, a copy of each other report submitted to the Company by any Person and prepared by independent accountants retained by the Company or any Consolidated Subsidiary in connection with any interim or special audit made by them of the books of the Company or any Subsidiary.

              Each Bank is hereby authorized to provide a copy of any financial statements delivered to it hereunder and all other information relating to the Company furnished to such Bank hereunder by or on behalf of the Company to any banking supervisory authority requesting the same.

              SECTION 5.02. Negative Covenants. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will not, without the written consent of the Majority Banks:

              (a) Negative Pledge. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, except that the foregoing restrictions shall not apply to the following:

                     (i)    the Liens existing on the date hereof and listed on
              Schedule V, or if not so listed, secure obligations which do not exceed 20% of Net Worth;

                     (ii) Liens for taxes, assessments or governmental charges or levies to the extent not past due or the validity of which is being contested in good faith by proper proceedings and for which adequate reserves have been established;

                     (iii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, repairmen's liens, landlord's liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or the validity of which is being contested in good faith by proper proceedings and for which adequate reserves have been established;

                     (iv) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure public or statutory obligations of the Company or any of its Subsidiaries;

                     (v) Liens upon, and defects of title to, real or personal property, including any attachment of such real or personal property or other legal process prior to adjudication of a dispute upon the merits and adverse judgment on appeal provided
              (A) the validity thereof is being contested in good faith by proper proceedings, and for which adequate reserves have been established and (B) levy and execution thereon has been stayed;

                     (vi) Liens on real or personal property existing thereon at the time of acquisition thereof (including acquisition by merger or consolidation); provided, however, the Indebtedness secured by such Lien shall not exceed the fair market value of the property to which such Lien relates and no such Lien shall extend to cover any property other than the property being acquired;

                     (vii) purchase money Liens on property hereafter acquired or constructed which are created prior to, at the time of, or within 180 days after such acquisition (or, in the case of property being constructed, the completion of such construction and commencement of full operation of such property, whichever is later) to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of all or any part of the property being acquired or constructed; provided, however, that in each case the Indebtedness secured by such Lien shall not exceed the lesser of the purchase or construction price of such property or the fair market value of such property and no such Lien shall extend to or cover any property other than the property being acquired or constructed;

                     (viii) Liens on property of the Company or a Subsidiary in favor of the United States of America or any political subdivision thereof or in favor of any other country or political subdivision thereof to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens, including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar bond financing;

                     (ix) Liens existing on the property of a corporation at the time such corporation becomes a Consolidated Subsidiary, or at the time substantially all of the assets of such corporation are acquired or leased by the Company or a Consolidated Subsidiary; provided, however, that in each case the Indebtedness secured by such Lien shall not exceed the lesser of the purchase or construction price of such property or the fair market value of such property and no such Lien shall extend to or cover any property other than the property being acquired or constructed;

                     (x) Liens on the property of a Consolidated Subsidiary to secure Indebtedness owing to the Company or to one or more Wholly-Owned Consolidated Subsidiaries;

                     (xi) a Lien on the Company's headquarters building located at 1390 Enclave Parkway, Houston, Texas to secure Indebtedness in an aggregate principal amount not exceeding $25,000,000;

                     (xii) pledges, deposits, performance bonds or similar Liens arising in the ordinary course of business in connection with bids, tenders, contracts and leases to which the Company or any Consolidated Subsidiary is a party;

                     (xiii) Liens consisting of zoning restrictions, easements
              or other restrictions on the use of real property, none of which materially impair the operation by the Company and the Consolidated Subsidiaries taken as a whole of their respective businesses and none of which is violated by existing or proposed structures or land use; and

                     (xiv) extensions, renewals or replacements in whole or in part of the Liens described in clauses (i), (vi), (vii), (viii),
              (ix), (x) and (xi) of this Section 5.02(a) for the same or a lesser amount of Indebtedness; provided that no such Lien shall extend to or cover any property other than the property theretofore subject to the Lien being extended, renewed or replaced.

              (b) Sale and Lease-back Transactions. Effect, or permit any Subsidiary to effect, a Sale and Lease-back Transaction unless immediately prior thereto, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

              (c) Net Worth. At any time permit Consolidated Tangible Net Worth to be less than $700,000,000.

              (d)    Funded Indebtedness.  (Intentionally Omitted)

              (e)    Working Capital.  (Intentionally Omitted)

              (f)    Cash Flow.  (Intentionally Omitted)

              (g)    ERISA.  At any time permit any Plan to:

                     (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

                     (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived;

                     (iii) be terminated under circumstances which are likely to result in the imposition of a Lien on the property of the Company or any ERISA Affiliate pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company; or

                     (iv) cease to comply in any material respect with the provisions of the Code or ERISA applicable to such Plan;

       if any event or condition described in (i), (ii), (iii) or (iv) above is likely to subject the Company or any ERISA Affiliate to a liability which, in the aggregate, is material in relation to the business, operations, property or condition, financial or otherwise, of the Company and its ERISA Affiliates on a consolidated basis.

              (h)    Fiscal Year.  Make any change in its fiscal year.

              (i) Transactions with Affiliates. Engage, or permit any Subsidiary to engage, in any transaction with an Affiliate of the Company or any Subsidiary (other than the Company or a Wholly-Owned Consolidated Subsidiary) on terms more favorable to the Affiliate than the Affiliate could have obtained if the Affiliate were not an Affiliate.

              (j) Tax Returns. File, or consent to the filing of, any consolidated federal income tax return with any Person other than a Subsidiary.

              (k) Consolidation, Merger or Acquisition. The Company will not, and will not permit any Consolidated Subsidiary to, (i) enter into a consolidation with any other Person or merge with or into any other Person or (ii) acquire the assets of or of the aggregate equity interest in any other Person (any such transaction being herein called an "Acquisition"), except that:

                     (A) the Company may permit a Consolidated Subsidiary to merge into the Company or may effect an Acquisition of a Consolidated Subsidiary, and a Consolidated Subsidiary may consolidate or merge with or into another Consolidated Subsidiary; and

                     (B) the Company or any Consolidated Subsidiary may merge with, or effect an Acquisition of, any Person other than the Company or a Consolidated Subsidiary if

                            (i) in the case of any merger or Acquisition involving the Company, the Company is the continuing corporation and, in the case of any merger or Acquisition involving a Consolidated Subsidiary, the continuing corporation (immediately after giving effect to such merger or Acquisition) is a Consolidated Subsidiary; and

                            (ii) immediately after the consummation of the merger or Acquisition, and after giving effect thereto, no Default or Event of Default would exist.

              (l) Sales and Other Dispositions. (i) Sell, transfer or otherwise dispose of, or permit any Subsidiary to sell, transfer or otherwise dispose of, any assets other than in the ordinary course of business or (ii) issue, sell, transfer or otherwise dispose of, or permit any Subsidiary to issue, sell, transfer or otherwise dispose of, any shares of the capital stock of any Consolidated Subsidiary (the items covered by (i) and (ii) being hereinafter called a

       "Disposition"), unless such Disposition is made for consideration having a value at least equal to the fair value of such property as determined in good faith by the board of directors of the Company and, in the case of a Disposition under (ii) herein, as part of the sale of all shares or capital stock of such Consolidated Subsidiary and, in the case of any such Disposition, so long as immediately after the consummation of such Disposition, and after giving effect thereto, no Default or Event of Default would exist. In addition, if immediately after the consummation of any Disposition described below, and after giving effect thereto, no Default or Event of Default would exist, the Company may make:

                     (A) a Disposition which is ordered by a court of competent jurisdiction or pursuant to the requirements of a decree, order or ruling of any governmental body (local, state or federal), provided that such Disposition does not, in the opinion of the Majority Banks, impair the ability of the Company to perform its obligations under this Agreement and the Notes;

                     (B) a Disposition by any Wholly-Owned Consolidated Subsidiary to the Company or to any other Wholly-Owned Consolidated Subsidiary;

                     (C) any Disposition, not part of a plan or group of Dispositions, the consideration for which has a fair value of less than $5,000,000; and

                     (D)    any Disposition permitted by Section 5.02(k);

              provided, further, that in no event shall the Company sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person.


                                  ARTICLE  VI

                               EVENTS OF DEFAULT

              SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

              (a) The Company shall fail to pay (i) any installment of principal on any Note on the date on which such payment is due or (ii) any payment of interest on any such Note or any other amount due hereunder within five calendar days following the date on which such payment is due; or

              (b) Any representation or warranty made by or on behalf of the Company herein or in any document, certificate or financial statement delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

              (c) The Company shall fail to perform or observe any covenant contained in Section 5.02 of this Agreement; or

              (d) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice of such failure shall have been given to the Company by the Agent or any Bank or (ii) the Company knows of such failure; or

              (e) The Company or any Subsidiary shall (i) default in the payment of any Indebtedness (excluding Indebtedness evidenced by the Notes) of the Company or such Subsidiary (as the case may be), or any interest or premium thereon, when due whether by acceleration or otherwise, beyond any period of grace provided with respect thereto, or
       (ii) default in the performance or observance of any obligation or condition with respect to such other Indebtedness if the effect of such default results in the holder of such other Indebtedness accelerating the maturity of such other Indebtedness and the Company or such Subsidiary fails to pay such Indebtedness within five Business Days after such acceleration, if, in the case of any defaults described in clauses (i) and (ii) of this Section 6.01(e), the aggregate principal amount of all such Indebtedness for which all such defaults shall have occurred and be continuing exceeds $5,000,000; or

              (f) The Company or any Subsidiary which is a "significant subsidiary" within the meaning of Rule 1-02(v) of Regulation S-X under the Securities Exchange Act of 1934, as amended (a "Significant Subsidiary"), shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

              (g) The Company shall default in its obligation to pay any dividend respecting its capital stock when due, or to purchase, redeem, retire or otherwise acquire shares of its capital stock; or

              (h) The Company or any Significant Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

              (i) A proceeding or case shall be commenced, without the application or consent of the Company or any Significant Subsidiary in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Significant Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company or such Significant Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Company or any Significant Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

              (j) A final judgment or judgments for the payment of money shall be rendered by a court or courts against the Company or any Significant Subsidiary in excess of $2,000,000 in the aggregate and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or such Significant Subsidiary, as the case may be, shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

              (k) (i) The Company or any ERISA Affiliate or any of its agents or representatives shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which can be expected to result in a material liability to the Company or any ERISA Affiliate, (ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any PBGC Plan, if in the reasonable judgment of the Majority Banks, such accumulated funding deficiency would give rise to a material liability of the Company or any ERISA Affiliate, (iii) the Company or any ERISA Affiliate shall apply for or be granted a funding waiver under Section 302 of ERISA or Section 412 of the Code, which waiver or request for waiver is for a material amount, (iv) a "reportable event" (other than a reportable event not subject to the provision for thirty-day notice to the PBGC under applicable PBGC regulations) shall occur with respect to any PBGC Plan, which reportable event is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such PBGC Plan for purposes of Title IV of ERISA and to give rise to a material liability of the Company or any ERISA Affiliate, (v) proceedings shall commence to have a trustee appointed or a trustee shall be appointed to terminate or administer a PBGC Plan under Section 4042(b) of ERISA which proceeding is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such PBGC Plan and to give rise to a material liability of the Company or any ERISA Affiliate with respect to such termination, (vi) a notice of intent to terminate a PBGC Plan under
       Section 4041(c) is filed with the PBGC if such termination would give rise to a material liability of the Company or any ERISA Affiliate,
       (vii) any Multiemployer Plan is in reorganization or is insolvent and the circumstances are such that, in the reasonable opinion of the Majority Banks, there could be a material liability incurred by or imposed upon the Company or any ERISA Affiliate, (viii) there is a complete or partial withdrawal from a Multiemployer Plan under circumstances that, in the reasonable opinion of the Majority Banks, would likely subject the Company or any ERISA Affiliate to a material liability, or
       (ix) any event or condition described in (i) through (viii) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a PBGC Plan or Multiemployer Plan which individually or in combination with one or more of any events described in (i) through
       (viii) above (determined without regard to whether the event or condition taken alone would or could result in a material liability), if any, in the reasonable opinion of the Majority Banks would likely, subject the Company or any ERISA Affiliate to any material tax, penalty or other liability (for purposes of this Section 6.01(k) , an obligation or liability shall be considered material if it equals or exceeds $10,000,000);

then, (i) if any Event of Default described in Section 6.01(h) or Section 6.01(i) shall occur and be continuing, all Notes then outstanding hereunder and interest accrued thereon and all liabilities hereunder shall thereupon become and be immediately due and payable without presentment, demand, protest or other notice of any kind to the Company, all of which are hereby expressly waived, the Commitments (if still in existence) shall thereupon terminate and the Banks shall be under no further obligation to make Loans hereunder, and
(ii) if any other Event of Default shall occur and be continuing, the Agent shall (A) if requested by the Majority Banks, by notice to the Company, terminate the Commitments (if still in existence) and they shall thereupon terminate and (B) if requested by the Majority Banks, by notice to the Company, declare all Notes then outstanding hereunder and interest accrued thereon and all liabilities of the Company thereunder to be immediately due and payable, and the same shall thereupon become and be forthwith due and payable without presentment, demand, protest or other notice of any kind to the Company or any other Person, all of which are hereby expressly waived by the Company.


                                  ARTICLE  VII

                                  THE  AGENTS

              SECTION 7.01. Authorization and Action. Each Bank hereby irrevocably appoints and authorizes the Agents to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of such Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the Notes (including, without limitation, enforcement or collection of the Notes), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that neither Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law.

              SECTION 7.02. Agent's and Auction Administration Agent's Reliance, Etc. Neither the Agent nor the Auction Administration Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Notes (i) with the consent or at the request of the Majority Banks or (ii) in the absence of its or their own gross negligence or willful misconduct (IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT THE AGENT, THE AUCTION ADMINISTRATION AGENT AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS UNDER THIS SECTION 7.02 RESULTING FROM THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE). Without limitation of the generality of the foregoing, each Agent: (i) may treat the payee of each Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;
(iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or any Note; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Note or to inspect the property (including the books and records) of the Company; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Note or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement, or any Note by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or telecopier) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

              SECTION 7.03. TCB, Chemical and Affiliates. With respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, TCB and, to the extent it becomes the holder of any Note hereunder, Chemical shall have the same rights and powers under this Agreement or any Note as any other Bank and may exercise the same as though it were not respectively the Agent and the Auction Administration Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include TCB and, to the extent Chemical becomes the holder of any Note, Chemical, in their individual capacities. TCB, Chemical and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of the Subsidiaries and any Person who may do business with or own securities of the Company or of the Subsidiaries, all as if TCB and Chemical were not Agents and without any duty to account therefor to the Banks.

              SECTION 7.04. Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon either Agent or any other Bank and based on the financial statements referred to in Section 4.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon either Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

              SECTION 7.05. Agents' Indemnity. Neither Agent shall be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement or the Notes unless indemnified to such Agent's satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to such Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks agree to indemnify each Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Committed Notes then held by each of them (or if no Committed Notes are at the time outstanding, ratably according to either (i) the respective amounts of their Commitments, or if no Commitments are outstanding, the respective amounts of the Commitments immediately prior to the time the Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement or the Notes (including, without limitation, any action taken or omitted under Article II of this Agreement); provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. EACH BANK AGREES, HOWEVER, THAT IT EXPRESSLY INTENDS, UNDER THIS
SECTION 7.05, TO INDEMNIFY EACH AGENT RATABLY AS AFORESAID FOR ALL SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS ARISING OUT OF OR RESULTING FROM SUCH AGENT'S ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the Notes to the extent that such Agent is not reimbursed for such expenses by the Company. The provisions of this Section 7.05 shall survive the termination of this Agreement and/or the payment or assignment of any of the Notes.

              SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks, the Auction Administration Agent and the Company and may be removed as Agent under this Agreement and the Notes at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder and under the Notes by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Agent's resignation or removal as Agent hereunder and under the Notes, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the Notes.

              SECTION 7.07. Successor Auction Administration Agent. The Auction Administration Agent may resign at any time by giving written notice thereof to the Banks, the Agent and the Company and may be removed as Auction Administration Agent under this Agreement and the Notes at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Auction Administration Agent. If no successor Auction Administration Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Auction Administration Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Auction Administration Agent, then the retiring Auction Administration Agent may, on behalf of the Banks, appoint a successor Auction Administration Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Auction Administration Agent hereunder and under the Notes by a successor Auction Administration Agent, such successor Auction Administration Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Auction Administration Agent, and the retiring Auction Administration Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Auction Administration Agent's resignation or removal as Auction Administration Agent hereunder and under the Notes, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Auction Administration Agent under this Agreement and the Notes.

              SECTION 7.08. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Agent receives such a notice, the Agent shall give notice thereof to the Banks and the Auction Administration Agent; provided, however, if such notice is received from a Bank, the Agent also shall give notice thereof to the Company. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Sections 7.01 and 7.02.


                                 ARTICLE  VIII

                                 MISCELLANEOUS

              SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Note, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks in all cases, and by the Company in the case of any such amendment, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (u) waive any of the conditions specified in Section 3.01, 3.03 or 3.04 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Loans over the aggregate amount of Loans outstanding immediately prior to such Borrowing), (v) except as expressly provided in Section 2.13(e) or 2.20 reduce or increase the amount or alter the terms of the Commitments of any Banks or subject any Banks to any additional obligations, (w) reduce the principal of, or rate or amount of interest applicable to any Loan other than as provided in this Agreement, or any fees hereunder, (x) except as expressly provided in Section 2.20, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees hereunder, (y) change Section 2.20 or this Section 8.01, or (z) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder; and provided, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Auction Administration Agent in addition to the Banks required above to take such action, affect the rights or duties of the Auction Administration Agent under this Agreement or any Note. Notwithstanding the foregoing, waivers of and amendments to Article V and to clauses (b) through (k) of Section 6.01 may be effected with the written consent of the Majority Banks in all cases, and the Company in the case of any such amendment.

              SECTION 8.02. Notices, Etc. The Agent, the Auction Administration Agent, any Bank, or the holder of any Note, giving consent or notice or making any request of the Company provided for hereunder, shall notify each Bank, the Agent and the Auction Administration Agent thereof. In the event that the holder of any Note (including any Bank) shall transfer such Note, it shall promptly so advise the Agents which shall be entitled to assume conclusively that no transfer of any Note has been made by any holder (including any Bank) unless and until such Agent receives written notice to the contrary. Notices, consents, requests, approvals, demands and other communications (collectively "Communications") provided for herein shall be in writing (including telecopy or telegraphic, Communications) and mailed, telecopied, telegraphed, or delivered:

              (a)    If to the Company, to it at:
                     1390 Enclave Parkway
                     Houston, Texas  77077-2027
                     Telecopy Number: (713) 584-1245

                        Attention:  Treasurer
                     with copies to:



                            Attention:  General Counsel

                     and

                            Arnall Golden & Gregory
                            55 Park Place, Suite 400
                            Atlanta, Georgia  30335

                                Attention:  Jonathan Golden

              (b)    If to the Agent, to it at:
                     712 Main Street, 8 TCB - N96
                     Houston, Texas  77002
                     Telecopy Number:  (713) 216-2291
                     Attention:  Syndications Department

                     with a copy to:

                     Texas Commerce Bank National Association
                     Manager, Houston Corporate Division
                     Mail Station 05 TCB-E
                     P. O. Box 2558
                     Houston, Texas 77251
                     Telecopy Number:  (713) 236-5888

              (c)    If to the Auction Administration Agent, to it at:
                     277 Park Avenue, 9th Floor
                     New York, New York  10172
                     Telecopy Number:  (212) 319-4941
                                       (212) 319-4310
                     Attention:  Syndications Department

              (d) If to any Bank, as specified on the signature page for such Bank hereto or, in the case of any Person who becomes a Bank after the date hereof, as specified in the Administrative Questionnaire of such Person, or on the signature page of the Assignment and Acceptance executed by such Bank or, in the case of any party, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. All Communications shall, when mailed, telecopied, telegraphed, cabled or delivered, be effective when deposited in the mails, sent by telecopier to any party to the telecopier number as set forth herein or on the signature page hereof or on the signature page of the Assignment and Acceptance (or other telecopy number designated by such party in a Communication to the other parties hereto) and receipt thereof is acknowledged by such party, delivered to the telegraph company, or delivered to the cable company, respectively; provided, however, Communications to any Agent pursuant to
       Article II or Article VII shall not be effective until received by such Agent.

              SECTION 8.03. No Waiver; Remedies. No failure on the part of any Bank or either Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

              SECTION 8.04. Costs, Expenses and Taxes. (a) The Company agrees to pay or reimburse each of the Banks and the Agents for paying: (i) all costs and expenses of the Agents in connection with (A) the preparation, execution, delivery and administration of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect thereto and with respect to advising the Agents as to their respective rights and responsibilities under this Agreement and the Notes, and (B) any modification, supplement or waiver of any of the terms of this Agreement, and
(ii) all reasonable costs and expenses of the Banks and the Agents (including, without limitation, reasonable counsels' fees) in connection with the enforcement of this Agreement and the Notes. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the Notes and the other documents to be delivered hereunder, and agrees to save the Agents and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any Note. The obligations of the Company under this Section 8.04 shall survive the termination of this Agreement and/or the payment or assignment of the Notes.

              (b) If, due to payments made by the Company due to acceleration of the maturity of the Notes pursuant to Section 6.01, due to the prepayment of any Loan pursuant to Section 2.20 or due to any other reason, any Bank receives payments of principal of any Fixed Rate Loan or Eurodollar Loan, other than on the last day of the Interest Period for such Loan, the Company shall, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Loan.

              SECTION 8.05. Indemnity. (a) The Company shall indemnify the Agents, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) the transactions evidenced by the Asset Purchase Agreement and the documents executed in connection therewith, (ii) this Agreement or any actual or proposed use by the Company of the proceeds of any extension of credit by any Bank hereunder or breach by the Company of this Agreement or any other document executed in connection with this Agreement or
(iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Company shall reimburse the Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

              (b) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF THE COMPANY HEREUNDER, THE OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 8.05 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND/OR THE PAYMENT OR ASSIGNMENT OF THE NOTES.

              SECTION 8.06. Right of Setoff. If any Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement and the Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 8.06 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

              SECTION 8.07. Governing Law. This Agreement, all Notes and all other documents executed in connection herewith, shall be deemed to be contracts and agreements executed by the Company, the Agents and the Banks under the laws of the State of Texas and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States. Without limitation of the foregoing, nothing in this Agreement, or in the Notes shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located. The Agents, the Banks and the Company further agree that insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are applicable to the determination of the Highest Lawful Rate with respect to the Notes, the indicated rate ceiling computed from time to time pursuant to section (a) of such Article shall apply to the Notes; provided, however, that to the extent permitted by such Article, the Agent may from time to time by notice from the Agent to the Company revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans outstanding under the Notes. The provisions of Chapter 15 of Subtitle 3 of the said Title 79 do not apply to this Agreement or any Note issued hereunder.

              SECTION 8.08. Interest. Anything in this Agreement or any Note to the contrary notwithstanding, the Company shall never be required to pay unearned interest on any Note and shall never be required to pay interest on such Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement and such Note would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Agreement and such Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Company under this Agreement and such Note shall be reduced to the amount allowed under applicable law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall, at the option of the holder of such Note, be either refunded to the Company or credited on the principal of such Note. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Bank under the Notes held by it, or under this Agreement, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Bank (such Highest Lawful Rate being such Bank's "Maximum Permissible Rate"), and shall be made, to the extent permitted by usury laws applicable to such Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by said Notes all interest any time contracted for, charged or received by such Bank in connection therewith. If at any time and from time to time (i) the amount of interest payable to any Bank on any date shall be computed at such Bank's Maximum Permissible Rate pursuant to this Section 8.08 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at such Bank's Maximum Permissible Rate, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at such Bank's Maximum Permissible Rate until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this
Section 8.08.

              SECTION 8.09. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided that the undertaking of the Banks to make Loans to the Company shall not inure to the benefit of any successor or assign of the Company.

              SECTION 8.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Agent and the Auction Administration Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Agents and each Bank and their respective successors and assigns.

              SECTION 8.11. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Agents or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the written consent of all the Banks.

              (b) Each Bank may without the consent of the Company sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note or Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II and Section 8.04, but only to the extent that such protection would have been available to such Bank, calculated as if no such participations had been sold and (iv) the Company, the Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; provided, however, that each Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Loans including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Bank may grant a participant rights with respect to (y) amendments, modifications or waivers with respect to any fees payable hereunder (including the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans and (z) any extension of the Existing Termination Date.

              (c) Each Bank may assign, with the prior written consent of the Company and the Agent, to an Eligible Assignee, all of its interests, rights, and obligations under this Agreement (including, without limitation, all of its Commitment and all of the Loans at the time owing to it and the Notes held by it); provided, however, that the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance in the form of Exhibit H hereto (an "Assignment and Acceptance"), together with a properly completed Administrative Questionnaire, any Note or Notes subject to such assignment and a processing and recordation fee of $2,000; provided, however, no such fee shall be required in the case of any assignment requested by the Company pursuant to Article II of this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, unless otherwise provided in such Assignment and Acceptance, (x) the Eligible Assignee thereunder shall be a party hereto and have the rights and obligations of a Bank hereby and (y) the assignor Bank thereunder shall be released from its obligations under this Agreement and shall cease to be a party hereto.

              (d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the Eligible Assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance of its respective obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement together with copies of the financial statements referred to in Section 4.04 or 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Eligible Assignee will, independently and without reliance upon the Agents, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes the Agent and the Auction Administration Agent to take such action on behalf of such Eligible Assignee and to exercise such powers under this Agreement as are delegated to each such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank; and (vii) such Eligible Assignee confirms that it is an Eligible Assignee as defined above.

              (e) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loan owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agents and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes in this Agreement. The Register shall be available for inspection by the Company, any Bank or the Auction Administration Agent at any reasonable time and from time to time upon reasonable prior notice.

              (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit H hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Banks, the Auction Administration Agent and the Company. Within five Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance. Each new Note shall be in a principal amount equal to the principal amount of each surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit D-1 or D-2 as applicable, hereto. Cancelled Notes shall be returned to the Company.

              (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.11 disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Bank by or on behalf of the Company; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Company received from such Bank.

              (h) Anything in this Section 8.11 to the contrary notwithstanding, any Bank may at any time, without the consent of the Company, or either Agent, assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

              (i) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 8.11 be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

              SECTION 8.12. Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

              SECTION 8.13. Separability. Should any clause, sentence, paragraph or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

              SECTION 8.14. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Notes, the Agent's Letter and the Auction Administration Agent's Letter embody the entire agreement and understanding among the Company, the Agents and the Banks relating to the subject matter hereof and thereof and supersedes all prior proposals, agreements and understandings relating to such subject matter.

              SECTION 8.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              SECTION 8.16. Retiring Banks. (a) Each of the parties to the 1988 Agreement is either a Bank or a Retiring Bank.

              (b) The Retiring Banks are executing this Agreement solely for the purpose of consenting to the amendment and restatement of the 1988 Agreement. Upon the effectiveness of this Agreement, neither of the Retiring Banks shall have any commitment or obligation to the Company under the 1988 Agreement or this Agreement, and the Company shall not have any obligation to either of the Retiring Banks under the 1988 Agreement or this Agreement.

              SECTION 8.17. FINAL AGREEMENT. THIS WRITTEN AGREEMENT, THE NOTES, THE AGENT'S LETTER AND THE AUCTION ADMINISTRATION AGENT'S LETTER CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     SYSCO  CORPORATION


                                     By: /s/ DIANE S. DAY
                                        -----------------------------------
                                        Name: Diane S. Day
                                        Title: Vice President & Treasurer

                                     TEXAS  COMMERCE  BANK
                                         NATIONAL ASSOCIATION,
                                         AS AGENT



                                     By: /s/ SUSAN GARNER
                                        -----------------------------------
                                        Name: Susan Garner
                                        Title: Vice President

                                     CHEMICAL BANK, AS AUCTION
                                       ADMINISTRATION AGENT



                                     By: /s/ JANET M. BELDEN
                                        -----------------------------------
                                        Name: Janet M. Belden
                                        Title: Vice President

                                     NON-RETIRING BANKS

                                     BANK OF AMERICA ILLINOIS


                                     By: /s/ W. THOMAS BARNETT
                                        -----------------------------------
                                     Name: W. Thomas Barnett
                                     Title: Vice President

                                     231 S. LaSalle St., Suite 1044
                                     Chicago, Illinois 60697
                                     Telecopy No.: ( 312 ) 974-9626

                                     Domestic Lending Office
                                     -----------------------
                                     Bank of America Illinois
                                     231 S. LaSalle St., Suite 1044
                                     Chicago, Illinois 60697

                                     Eurodollar Lending Office
                                     -------------------------
                                     Bank of America Illinois
                                     231 S. LaSalle St., Suite 1044
                                     Chicago, Illinois 60697

                                     Commitment: $45,000,000.00

                                     NON-RETIRING BANKS

                                     THE FUJI BANK, LIMITED,
                                     HOUSTON AGENCY


                                     By: /s/ DAVID KELLEY
                                        -----------------------------------
                                     Name: David Kelley
                                     Title: Sr. Vice President

                                     One Houston Center
                                     1221 McKinney Street, Suite 4100
                                     Houston, Texas  77010
                                     Telecopy No.:  (713) 759-0048

                                     Domestic Lending Office
                                     -----------------------
                                     One Houston Center
                                     1221 McKinney Street, Suite 4100
                                     Houston, Texas  77010

                                     Eurodollar Lending Office
                                     -------------------------
                                     One Houston Center
                                     1221 McKinney Street, Suite 4100
                                     Houston, Texas  77010

                                     Commitment:
                                     $30,000,000.00

                                     NON-RETIRING BANKS

                                     NATIONSBANK OF TEXAS, N.A.


                                     By: /s/ BILLY B. GREER
                                        -----------------------------------
                                     Name: Billy B. Greer
                                     Title: Vice President

                                     700 Louisiana, 8th Floor
                                     Houston, Texas  77002
                                     Telecopy No.:  (713) 247-6719

                                     Domestic Lending Office
                                     -----------------------
                                     NationsBank of Texas, N.A.
                                     Attn: Traci Vision (14th Floor)
                                     901 Main Street
                                     Dallas, Texas  75202
                                     Telecopy No.:  (214) 508-0944

                                     Eurodollar Lending Office
                                     -------------------------
                                     NationsBank of Texas, N.A.
                                     Attn: Traci Vision (14th Floor)
                                     901 Main Street
                                     Dallas, Texas  75202
                                     Telecopy No.:  (214) 508-0944

                                     Commitment: $34,000,000.00

                                     NON-RETIRING BANKS

                                     TEXAS COMMERCE BANK NATIONAL
                                     ASSOCIATION


                                     By: /s/ SUSAN GARNER
                                        -----------------------------------
                                     Name: Susan Garner
                                     Title: Vice President

                                     712 Main Street
                                     Houston, Texas  77002
                                     Telecopy No.: (713) 654-2339

                                     Domestic Lending Office
                                     -----------------------
                                     712 Main Street
                                     Houston, Texas  77002

                                     Eurodollar Lending Office
                                     -------------------------
                                     712 Main Street
                                     Houston, Texas  77002

                                     Commitment: $55,000,000.00

                                     NON-RETIRING BANKS

                                     THE TORONTO-DOMINION BANK


                                     By: /s/ DARLENE RIDEL
                                        -----------------------------------
                                     Name: Darlene Ridel
                                     Title: Manager

                                     909 Fannin Street, Suite 1700
                                     Houston, Texas  77010
                                     Telecopy No.: (713) 951-9921

                                     Domestic Lending Office
                                     -----------------------
                                     909 Fannin Street, Suite 1700
                                     Houston, Texas  77010

                                     Eurodollar Lending Office
                                     -------------------------
                                     909 Fannin Street, Suite 1700
                                     Houston, Texas  77010

                                     Commitment:  $34,000,000.00

                                     NON-RETIRING BANKS

                                     UNION BANK OF SWITZERLAND, HOUSTON AGENCY


                                     By: /s/ EVANS SWANN
                                        -----------------------------------
                                     Name: Evans Swann
                                     Title: Managing Director


                                     By: /s/ J. GEORGE KNBOVE
                                        -----------------------------------
                                     Name: J. George Knbove
                                     Title: Assistant Vice President

                                     1100 Louisiana, Suite 4500
                                     Houston, Texas  77002
                                     Telecopy No.:  (713) 655-6555

                                     Domestic Lending Office
                                     -----------------------
                                     299 Park Avenue
                                     New York, New York  10171
                                     Attn: Loan Servicing
                                     Telecopy No.: (212) 715-3259

                                     Eurodollar Lending Office
                                     -------------------------
                                     299 Park Avenue
                                     New York, New York  10171
                                     Attn: Loan Servicing
                                     Telecopy No.: (212) 715-3259

                                     Commitment:  $34,000,000.00

                                     NON-RETIRING BANKS

                                     WACHOVIA BANK OF GEORGIA, NATIONAL
                                     ASSOCIATION


                                     By: /s/ JEFF B. MCCOY
                                        -----------------------------------
                                     Name: Jeff B. McCoy
                                     Title: Vice President

                                     191 Peachtree Street, NE
                                     Atlanta, Georgia  30303
                                     Telecopy No.:  (404) 332-6898

                                     Domestic Lending Office
                                     -----------------------
                                     191 Peachtree Street, NE
                                     Atlanta, Georgia  30303

                                     Eurodollar Lending Office
                                     -------------------------
                                     191 Peachtree Street, NE
                                     Atlanta, Georgia  30303

                                     Commitment:  $34,000,000.00

                                     NEW BANK

                                     FIRST UNION NATIONAL BANK OF NORTH
                                     CAROLINA


                                     By: /s/ JANE W. WORKMAN
                                        -----------------------------------
                                     Name: Jane W. Workman
                                     Title: Senior Vice President

                                     301 South College Street
                                     Charlotte, North Carolina 28288-0745
                                     Telecopy No.: (704) 374-2802

                                     Domestic Lending Office
                                     -----------------------
                                     One First Union Center
                                     301 South College Street
                                     Charlotte, North Carolina 28288-0745

                                     Eurodollar Lending Office
                                     -------------------------
                                     One First Union Center
                                     301 South College Street
                                     Charlotte, North Carolina 28288-0745

                                     Commitment: $34,000,000.00

                                     RETIRING BANKS

                                     CREDIT LYONNAIS
                                     CAYMAN ISLAND BRANCH


                                     By: /s/ [ILLEGIBLE]
                                        -----------------------------------
                                     Name:
                                     Title:

                                     RETIRING BANKS

                                     THE CHASE MANHATTAN BANK, N.A.


                                     By: /s/ T. DANIELS
                                        -----------------------------------
                                     Name: T. Daniels
                                     Title: President

                                                                     Exhibit A-1

                      FORM OF COMPETITIVE BID REQUEST

Texas Commerce Bank National
    Association, as Agent for
    the Banks that are parties to
    the Credit Agreement
    referred to below
1111 Fannin, 9th Floor MS 46
Houston, Texas  77002

Attention:  Capital Markets and Loan and Discount Department

Chemical Bank, as Auction Agent
    under the Credit Agreement
    referred to below
140 East 45th Street, 29th Floor
New York, New York 10017
                                                                          [Date]
Attention:  Agent Bank Services

Dear Sirs:

              Reference is made to the Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated as of May 31, 1996 (as from time to time amended, the "Credit Agreement"), among the undersigned, the Banks from time to time party thereto, Texas Commerce Bank National Association, as Agent, and Chemical Bank, as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)    Borrowing Date of Competitive
       Borrowing (which is a Business Day)

(B)    Principal Amount of
       Competitive Borrowing  1/

(C)    Interest rate basis  2/

(D)    Interest Period and the last
       day thereof  3/

              By the delivery of this Request for Competitive Bids and the acceptance of any or all of the Loans offered by the Banks in response to this Request for Competitive Bids, the undersigned shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article III of the Credit Agreement have been satisfied with respect to the Competitive Borrowing requested hereby.

                                    Very truly yours,

                                    SYSCO CORPORATION

                                    By:
                                       -----------------------------------
                                       Name:
                                            ------------------------------
                                       Title:

1/ Not less than $20,000,000 or greater than the unused Total Commitment and in integral multiples of $5,000,000.
2/     Eurodollar Loan or Fixed Rate Loan.
3/ Which shall have a duration (i) in the case of a Eurodollar Loan, of one, two, three or six months, and (ii) in the case of a Fixed Rate Loan, of not less than seven calendar days nor more than 360 calendar days, and which, in either case, shall end not later than the Termination Date.

                                                                     Exhibit A-2

                    FORM  OF  NOTICE OF COMMITTED BORROWING

Texas Commerce Bank National
    Association, as Agent for
    the Banks that are parties to
    the Credit Agreement
    referred to below
1111 Fannin, 9th Floor MS 46
Houston, Texas  77002

Attention:  Capital Markets and Loan and Discount Department

Dear Sirs:

                 Reference is made to the Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated as of May 31, 1996 (as from time to time amended, the "Credit Agreement"), among the undersigned, the Banks from time to time party thereto, Texas Commerce Bank National Association, as Agent, and Chemical Bank, as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Committed Borrowing is requested to be made:

(A)    Borrowing Date of Committed
       Borrowing (which is a Business Day)     ______________________________

(B)    Principal Amount of
       Committed Borrowing  1/                 ______________________________

(C)    Interest rate basis  2/                 ______________________________

(D)    Interest Period and the last
       day thereof  3/                         ______________________________

              By each of the delivery of this Notice of Committed Borrowing and the acceptance of any or all of the Loans made by the Banks in response to this request, the undersigned shall be deemed to have represented and warranted that the conditions to lending specified in Article III of the Credit Agreement have been satisfied with respect to the Committed Borrowing requested hereby.

                                    Very truly yours,

                                    SYSCO CORPORATION




                                    By:
                                       -----------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

- ---------------
1/  Not less than $20,000,000 and in integral multiples of $5,000,000.
2/  Eurodollar Loans or Alternate Base Loans.
3/ Which shall have a duration (i) in the case of Eurodollar Loans, of one, two, three or six months, and (ii) in the case of Alternate Base Loans, of 90 days, and which, in either case, shall end not later than the Termination Date.

                                                                       Exhibit B

               FORM OF NOTICE TO BANKS OF COMPETITIVE BID REQUEST


[Name of Bank]
[Address of Bank]                                                         [Date]

Attention:

Dear Sirs:

                 Reference is made to the Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated as of May 31, 1996 (as from time to time amended, the "Credit Agreement"), among SYSCO Corporation (the "Company"), the Banks from time to time party thereto, Texas Commerce Bank National Association, as Agent, and the undersigned, as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company delivered a Request for Competitive Bids requesting a Competitive Bid on __________, 19__ pursuant to Section 2.02(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by
[Date] / [Time]       . 1/  Your Competitive Bid must comply with Section
2.02(b) of the Credit Agreement and the terms set forth below on which the Notice of Competitive Borrowing was made:

(A)      Date of Competitive Borrowing         ______________________________

(B)      Principal amount of
         Competitive Borrowing                 ______________________________

(C)      Interest rate basis                   ______________________________

(D)      Interest Period and the last
         day thereof                           ______________________________


                                    Very truly yours,

                                    CHEMICAL BANK, as Auction
                                    Administration Agent,


                                    By:
                                       -----------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

1/    The Competitive Bid must be received by the Auction Administration Agent
      (i) in the case of Eurodollar Loans, not later than 1:00 p.m., Houston, Texas time, four Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 8:30 a.m., Houston, Texas time, on the Borrowing Date specified for a proposed Competitive Borrowing.

                                                                       Exhibit C

                            FORM OF COMPETITIVE BID

Chemical Bank, as Auction Administration
   Agent for the Banks
   referred to below
140 East 45th Street, 29th Floor
New York, New York  10017
[Date]

Attention:  Agent Bank Services

Dear Sirs:

                The undersigned, [Name of Bank], refers to the Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated as of May 31, 1996 (the "Credit Agreement"), among SYSCO Corporation (the "Company"), the Banks from time to time party thereto, Texas Commerce Bank National Association, as Agent, and Chemical Bank, as Auction Administration Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.02(b) of the Credit Agreement, in response to the Request for Competitive Bids (the "Competitive Bid Request") made by the Company on _________, 19__, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)      Principal Amount  1/                  ______________________________

(B)      Competitive Bid Rate  2/              ______________________________

(C)      Interest Period and
         the last day thereof  3/              ______________________________

                 The undersigned hereby confirms that it is prepared to extend credit to the Company upon acceptance by the Company of this bid in accordance with Section 2.02(d) of the Credit Agreement.

                                    Very truly yours,

                                    [NAME OF BANK]


                                    By:
                                       -----------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

- ---------------
1/ Not less than $5,000,000 or greater than the available Total Commitment and in integral multiples of $1,000,000. Multiple bids will be accepted by the Auction Administration Agent.

2/ i.e., LIBO Rate + or - ___%, in the case of Eurodollar Loans, or ___%, in the case of Fixed Rate Loans (in each case, expressed in the form of a decimal to no more than four decimal places).

3/ The Interest Period must be the Interest Period specified in the Competitive Bid Request.

                                                                     Exhibit D-1

                          FORM  OF  COMPETITIVE  NOTE


$300,000,000.00                                          Dated:  _________, 19__


              FOR VALUE RECEIVED, the undersigned, SYSCO CORPORATION, a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of


(the "Bank") on or before the Termination Date the lesser of (i) Three Hundred Million and no/100 Dollars ($300,000,000.00) and (ii) the aggregate amount of Competitive Loans made by the Bank to the Company and outstanding on the Termination Date. The principal amount of each Competitive Loan made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined) shall be due and payable on the last day of the Interest Period for such Loan.

              The Company promises to pay interest on the unpaid principal amount of each Competitive Loan from the date of such Competitive Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated as of May 31, 1996 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) among the Company, the Bank and certain other banks parties thereto, Chemical Bank, as Auction Administration Agent, and Texas Commerce Bank National Association, as Agent for the Bank and such other banks.

              Both principal and interest are payable in same day funds in lawful money of the United States of America to Texas Commerce Bank National Association, as Agent, at 1111 Fannin, Houston, Texas, or at such other place as the Agent shall designate in writing to the Company. The amount and type of each Competitive Loan made by the Bank to the Company and the maturity thereof, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, that the failure of the Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay such Committed Loan in accordance with the terms of the Credit Agreement and this Promissory Note.

              This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

              This Promissory Note is one of the Competitive Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Committed Loans and Competitive Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Competitive Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

              This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

              The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

              This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Texas, and any applicable laws of the United States of America.


                                    SYSCO CORPORATION


                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                              LOANS,  MATURITIES,
                     AND PAYMENTS OF PRINCIPAL AND INTEREST


- ------------------------------------------------------------------------------------------------------------------------
                                                  Rate of
                   Amount                        Interest       Amount of      Amount of       Unpaid
   Borrowing     and Type of     Maturity of    Applicable     Principal       Interest       Principal    Notation Made
      Date           Loan           Loan          to Loan         Paid           Paid          Balance          By
========================================================================================================================

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

                                                                     Exhibit D-2


                           FORM  OF  COMMITTED  NOTE

                                                          Dated: ________, 19___


              FOR VALUE RECEIVED, the undersigned, SYSCO CORPORATION, a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of


(the "Bank") on or before the Termination Date the lesser of (i) the amount of the Bank's Commitment and (ii) the aggregate amount of Committed Loans made by the Bank to the Company and outstanding on the Termination Date. The principal amount of each Committed Loan made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined) shall be due and payable on the last day of the Interest Period for such Loan.

              The Company promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated as of May 31, 1996 (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) among the Company, the Bank and certain other banks parties thereto, Chemical Bank, as Auction Administration Agent, and Texas Commerce Bank National Association, as Agent for the Bank and such other banks.

              Both principal and interest are payable in same day funds in lawful money of the United States of America to Texas Commerce Bank National Association, as Agent, at 1111 Fannin, Houston, Texas, or at such other place as the Agent shall designate in writing to the Company. The amount and type of each Committed Loan made by the Bank to the Company and the maturity thereof, the rate of interest applicable thereto and all payments made on account of principal and interest hereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided, that the failure of the Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay such Committed Loan in accordance with the terms of the Credit Agreement and this Promissory Note.

              This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

              This Promissory Note is one of the Committed Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Committed Loans and Competitive Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Committed Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this Promissory Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

              This Promissory Note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.

              The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

              This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Texas, and any applicable laws of the United States of America.


                                        SYSCO CORPORATION


                                        By:
                                           ----------------------------------
                                              Name:
                                                   --------------------------
                                              Title:
                                                    -------------------------

                              LOANS,  MATURITIES,
                     AND PAYMENTS OF PRINCIPAL AND INTEREST


- ------------------------------------------------------------------------------------------------------------------------
                                                  Rate of       Amount of      Amount of
                   Amount                        Interest      Principal       Interest        Unpaid
   Borrowing     and Type of    Maturity of     Applicable       Paid or        Paid or       Principal    Notation Made
      Date           Loan           Loan          to Loan        Prepaid        Prepaid        Balance          By
========================================================================================================================

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT E-1

                    [Letterhead of Arnall Golden & Gregory]



                          [Date of Initial Borrowing]




The Banks and the Agents Referred to Below
c/o Texas Commerce Bank National
   Association, as Agent
712 Main Street
Houston, Texas  77002

Gentlemen:

       We have acted as counsel for SYSCO Corporation, a Delaware corporation (the "Company"), in connection with the preparation, execution and delivery of the Competitive Advance and Revolving Credit Facility Agreement dated as of July 27, 1988 (the "Credit Agreement") among the Company, Texas Commerce Bank National Association, as agent (the "Agent"), Chemical Bank, as auction administration agent (the "Auction Administration Agent"), and the other banks parties thereto (the "Banks"). This opinion is being rendered pursuant to
Section 3.01(d) of the Credit Agreement. Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings specified therein unless otherwise defined herein.

       We have examined (a) counterparts of the Credit Agreement which have been executed by the Agent, the Auction Administration Agent, the Company and each of the Banks, (b) the Notes delivered by the Company to the Agent for the account of the respective Banks on the date hereof pursuant to Section 3.01(a) of the Credit Agreement, and (c) the Asset Purchase Agreement. We have also examined certificates of officers of the Company, certificates, letters and statements of public officials, the opinion of Michael C. Nichols referred to below and such other instruments, documents and papers as we have deemed necessary as the basis for the opinions hereinafter expressed.

       Based upon the foregoing and subject to the qualifications and assumptions set forth below, and having regard to legal considerations which we deem relevant, we are of the opinion as of the date hereof that:

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each Subsidiary which is organized under the laws of a jurisdiction within the United States is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as shown on Schedule I to the Credit Agreement. Each of the Company and each such Subsidiary (a) is duly qualified as a foreign corporation in good standing in all jurisdictions certified to us by the Company as being the only jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified could materially and adversely affect the business, properties, operation or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole and (b) has all requisite corporate power to own or lease its properties, conduct its business as now being conducted and, in the case of the Company, to execute and deliver, and to perform its obligations under the Credit Agreement and the Notes.

       2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval by its stockholders, (b) violate any provision of (i) its charter or bylaws, (ii) any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to our knowledge, any order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to it or any Subsidiary, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument known to us to which it or any Subsidiary is a party or by which it or any Subsidiary or their respective properties may be bound or affected, or (d) to our knowledge, result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any Subsidiary; and to our knowledge, neither the Company nor any Subsidiary is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

       3. No authorization, consent, approval, license or exemption of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary under present laws or regulations for the valid execution, delivery and performance by the Company of the Credit Agreement or the Notes.

       4. The Credit Agreement and the Notes have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms.

       5.     The Company has no Subsidiaries other than those listed on
Schedule I to the Credit Agreement. All of the outstanding capital stock of each of the Subsidiaries has been validly issued, is fully paid and is non-assessable and, other than directors' qualifying shares, is owned directly or indirectly by the Company free and clear of any Liens.

       6. To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any Subsidiary, or the properties of the Company or any Subsidiary, before any court or governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to the Company or such Subsidiary, could have a material adverse effect on the business, properties, operation or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or on the ability of the Company to perform its obligations under the Credit Agreement and the Notes.

       7. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

       8. The transactions contemplated by the Asset Purchase Agreement have been consummated substantially in accordance with the terms of the Asset Purchase Agreement, and such consummation did not (a) violate any provisions of the respective charters or bylaws of the Company or any Subsidiary , (b) violate in any material respect any law, rule or regulation or, to our knowledge, any order, writ, judgment, injunction, decree, determination or award applicable to the Company or any Subsidiary or (c) to our knowledge, result in or require the creation or imposition of any Lien upon or with respect to any of the properties owned by the Company or any Subsidiary, other than Liens permitted by the Credit Agreement.

       9. The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The foregoing opinion is subject to the following qualifications and assumptions:

              (A) In giving the opinion expressed in paragraph 4 above, we have assumed that the Banks and the Agents have all requisite power and authority to execute, deliver and perform under the Credit Agreement and have duly authorized, executed and delivered the Credit Agreement.

              (B) The enforceability of the Credit Agreement and the Notes may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally.

              (C) We express no opinion as to whether federal law allows any of the Banks located in a state other than the State of Texas to contract for, take, receive, reserve or charge interest in respect of the Loans or Notes (i) at a rate permitted by the laws of such other state but in excess of the maximum rate permitted by the laws of the State of Texas or (ii) at a rate permitted by the laws of the State of Texas but in excess of the maximum rate permitted by the laws of such other state.

              (D) The enforcement of certain remedial provisions (including indemnity provisions) of the Credit Agreement may be limited by applicable laws (including judicial decisions), but such laws do not, in our opinion, make the remedies afforded by such provisions inadequate for the practical realization of the benefits intended to be provided thereby.

              (E) The opinions expressed in paragraph 1 above with respect to the good standing of the Company and the Subsidiaries in each of the jurisdictions referred to therein are based solely upon certificates, letters or statements of appropriate officials of such jurisdictions dated as of recent dates.

              (F) In giving the opinions expressed in paragraphs 3 and 5 above, we have relied upon the representations and warranties as to factual matters contained in Section 4.02 of the Credit Agreement.

              (G) In giving the opinion expressed in paragraph 7 above, we have relied upon the representations and warranties as to factual matters contained in Section 4.10 of the Credit Agreement.

              (H) The opinions set forth above are based solely upon federal law, the laws of the State of Georgia, the laws of the State of Texas and the corporate laws of the State of Delaware insofar as such laws are concerned, in each case as in effect on the date hereof and without reference to conflict of laws. We are not qualified to practice law in the State of Texas and, in rendering the foregoing opinions we have relied, as to matters governed by the laws of the State of Texas, solely upon the opinion of Michael C. Nichols, General Counsel to the Company, delivered to you on the date hereof pursuant to Section 3.01(d) of the Credit Agreement. Such opinion is in form and scope satisfactory to us and, in our opinion, both we and you are justified in relying thereon.

              (I) This opinion is limited to matters expressly set forth herein, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. We undertake no obligation to advise you of any changes in the matters set forth herein which may occur after the date hereof.

              (J) The phrase "to our knowledge", when used with respect to any opinion expressed herein, means that such opinion is based upon the actual conscious knowledge of the attorneys within this Firm engaged in the representation of the Company either generally or in connection with the Credit Agreement and/or Asset Purchase Agreement after conducting appropriate discussions with responsible officers of the Company and examining the files at this Firm which were generated in connection with the Asset Purchase Agreement and/or the Credit Agreement, but such opinion is given without any other independent investigation.

       This opinion has been provided at your request and solely for your benefit in connection with the Loans and no other person or entity (other than a Person who becomes a Bank under the Credit Agreement, provided that this opinion shall not be deemed to be restated or confirmed at or as of the time such Person becomes a Bank) shall be entitled to rely hereon without the express written consent of Arnall Golden & Gregory.

                                           Sincerely,

                                           ARNALL GOLDEN & GREGORY

                                                                     EXHIBIT E-2




                          [Date of Initial Borrowing]



The Banks and the Agents Referred to Below
c/o Texas Commerce Bank National
   Association, as Agent
1111 Fannin
Houston, Texas  77002

Gentlemen:

       I am General Counsel of SYSCO Corporation, a Delaware corporation (the "Company"). This opinion is being rendered pursuant to Section 3.01(d) of the Competitive Advance and Revolving Credit Facility Agreement dated as of July 27, 1988, (the "Credit Agreement") among the Company, Texas Commerce Bank National Association, as agent (the "Agent"), Chemical Bank, as auction administration agent (the "Auction Administration Agent"), and the other banks parties thereto (the "Banks"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings specified therein unless otherwise defined herein.

       I have examined (a) counterparts of the Credit Agreement which have been executed by the Agent, the Auction Administration Agent, the Company and each of the Banks, (b) the Notes delivered by the Company to the Agent for the account of the respective Banks on the date hereof pursuant to Section 3.01(a) of the Credit Agreement, and (c) the Asset Purchase Agreement. I have also examined certificates of officers of the Company, certificates, letters and statements of public officials and such other instruments, documents and papers as I have deemed necessary as the basis for the opinions hereinafter expressed.

       Based upon the foregoing and subject to the qualifications and assumptions set forth below, and having regard to legal considerations which we deem relevant, I am of the opinion as of the date hereof that:

       1. Each of the Company and each Subsidiary which is organized under the laws of a jurisdiction within the United States (a) is duly qualified as a foreign corporation in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified could materially and adversely affect the business, properties, operation or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole and (b) has all requisite corporate power to own or lease its properties, conduct its business as now being conducted and, in the case of the Company, to execute and deliver, and to perform its obligations under, the Credit Agreement and the Notes.

       2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval by its stockholders, (b) violate any provision of (i) its charter or bylaws, (ii) any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to the best of my knowledge after due inquiry, any order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to it or any Subsidiary, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument known to me after due inquiry to which it or any Subsidiary is a party or by which it or any Subsidiary or their respective properties may be bound or affected, or (d) to the best of my knowledge after due inquiry, result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any Subsidiary; and to the best of my knowledge after due inquiry, neither the Company nor any Subsidiary is in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

       3. No authorization, consent, approval, license or exemption of, or filing or registration with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary under present laws or regulations for the valid execution, delivery and performance by the Company of the Credit Agreement or the Notes.

       4. The Credit Agreement and the Notes have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms.

       5.     The Company has no Subsidiaries other than those listed on
Schedule I to the Credit Agreement. All of the outstanding capital stock of each of the Subsidiaries has been validly issued, is fully paid and is non-assessable and, other than directors' qualifying shares, is owned directly or indirectly by the Company free and clear of any Liens.

       6. To the best of my knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any Subsidiary, or the properties of the Company or any Subsidiary, before any court or governmental department, commission, board, bureau, agency or instrumentality, which, if determined adversely to the Company or such Subsidiary, could have a material adverse effect on the business, properties, operation or condition, financial or otherwise, of the Company and the Consolidated Subsidiaries taken as a whole or on the ability of the Company to perform its obligations under the Credit Agreement and the Notes.

       7. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

       8. The transactions contemplated by the Asset Purchase Agreement have been consummated substantially in accordance with the terms of the Asset Purchase Agreement, and such consummation did not (a) violate any provisions of the respective charters or bylaws of the Company or any Subsidiary , (b) violate in any material respect any law, rule or regulation or, to our knowledge, any order, writ, judgment, injunction, decree, determination or award applicable to the Company or any Subsidiary or (c) to our knowledge, result in or require the creation or imposition of any Lien upon or with respect to any of the properties owned by the Company or any Subsidiary, other than Liens permitted by the Credit Agreement.


       The foregoing opinion is subject to the following qualifications and assumptions:

              (A) In giving the opinion expressed in paragraph 4 above, I have assumed that the Banks and the Agents have all requisite power and authority to execute, deliver and perform under the Credit Agreement and have duly authorized, executed and delivered the Credit Agreement.

              (B) The enforceability of the Credit Agreement and the Notes may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally.

              (C) I express no opinion as to whether federal law allows any of the Banks located in a state other than the State of Texas to contract for, take, receive, reserve or charge interest in respect of the Loans or Notes (i) at a rate permitted by the laws of such other state but in excess of the maximum rate permitted by the laws of the State of Texas or (ii) at a rate permitted by the laws of the State of Texas but in excess of the maximum rate permitted by the laws of such other state.

              (D) The enforcement of certain remedial provisions (including indemnity provisions) of the Credit Agreement may be limited by applicable laws (including judicial decisions), but such laws do not, in our opinion, make the remedies afforded by such provisions inadequate for the practical realization of the benefits intended to be provided thereby.

              (E) The opinions expressed in paragraph 1 above with respect to the good standing of the Company and the Subsidiaries in each of the jurisdictions referred to therein are based solely upon certificates, letters or statements of appropriate officials of such jurisdictions dated as of recent dates.

              (F) The opinions set forth above are based solely upon federal law, the laws of the State of Texas and the corporate laws of the State of Delaware insofar as such laws are concerned, in each case as in effect on the date hereof and without reference to conflict of laws.

              (G) This opinion is limited to matters expressly set forth herein, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. I undertake no obligation to advise you of any changes in the matters set forth herein which may occur after the date hereof.

       This opinion has been provided at your request and solely for your benefit in connection with the Loans and no other person or entity (other than Arnall Golden & Gregory which shall be entitled to rely on the opinion in rendering the opinion required of it under Section 3.01(d) of the Credit Agreement and other than any Person who shall become a Bank under the Credit Agreement, provided that this opinion shall not be deemed to be restated or confirmed at or as of the time such Person becomes a Bank) shall be entitled to rely hereon without my express written consent.

                                           Sincerely,



                                           Michael C. Nichols, Esquire
                                           General Counsel

                                                                       Exhibit F


                          [Date of Initial Borrowing]





The Banks and the Agents
  Referred to Below
c/oTexas Commerce Bank National
  Association, as Agent
712 Main Street
Houston, Texas  77002

Gentlemen:

       We have acted as special counsel for Texas Commerce Bank National Association, in connection with the Competitive Advance and Revolving Credit Facility Agreement dated as of July 27, 1988 (the "Credit Agreement") among SYSCO Corporation (the "Company"), Texas Commerce Bank National Association, as agent (the "Agent"), Chemical Bank, as auction administration agent (the "Auction Administration Agent"), and the other banks parties hereto (the "Banks"). This opinion is being rendered pursuant to Section 3.01(c) of the Credit Agreement. Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings specified therein unless otherwise defined herein.

       We have examined (a) counterparts of the Credit Agreement which have been executed by the Agent, the Auction Administration Agent, the Company and each of the Banks and (b) the Notes delivered by the Company to the Agent for the account of the respective Banks on the date hereof pursuant to Section 3.01(a) of the Credit Agreement. We understand, and for purposes hereof have assumed, that (i) the Credit Agreement and the Notes of the Company have been duly authorized, executed and delivered by the Company and the Company has the requisite power and authority to execute, deliver and perform such instruments and (ii) the Credit Agreement has been duly authorized, executed and delivered by the several Banks, the Agent and the Auction Administration Agent.

       Based on the foregoing and having due regard for legal considerations which we deem relevant, we are of the opinion that the Credit Agreement and the Notes constitute valid, binding and enforceable obligations of the Company enforceable against it in accordance with their respective terms.

       The foregoing opinion is subject to the following qualifications:

       (A) The enforceability of the Credit Agreement and the Notes may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally.

       (B) We express no opinion as to whether federal law allows any of the Banks located in a state other than the State of Texas to contract for, take, receive, reserve or charge interest in respect of the Loans or the Notes (i) at a rate permitted by the laws of such other state but in excess of the maximum rate permitted by the laws of the State of Texas or (ii) at a rate permitted by the laws of the State of Texas but in excess of the maximum rate permitted by the laws of such other state.

       (C) The enforcement of certain remedial provisions (including indemnity provisions) of the Credit Agreement may be limited by applicable laws (including judicial decisions), but such laws do not, in our opinion, make the remedies afforded by such provisions inadequate for the practical realization of the benefits intended to be provided thereby.

       This opinion is limited in all respects to the laws of the State of Texas and applicable federal law. This opinion is provided solely for your benefit and, without our prior written consent, this opinion may not be relied upon in any manner by any other Person (other than a Person who becomes a Bank under the Credit Agreement).

                                        Very truly yours,

                                                                       Exhibit G

                          ADMINISTRATIVE QUESTIONNAIRE

                               SYSCO CORPORATION

      $300,000,000 SIXTH AMENDMENT AND RESTATEMENT OF COMPETITIVE ADVANCE
                    AND REVOLVING CREDIT FACILITY AGREEMENT

NOTE TO PARTICIPANTS:     PLEASE FORWARD THIS COMPLETED
                          FORM AS SOON AS POSSIBLE TO:

                          PLEASE TYPE ALL INFORMATION.

Agent:                             Texas Commerce Bank National Association
- -----
                                   712 Main Street
                                   Houston, Texas 77002
                                   Attention:  Loan Syndications

Telecopier:                        713/216-2291
- ----------


Full Legal Name of your Bank:
                                   --------------------------------------------
Exact name of signing officer:
                                   --------------------------------------------
Title of signing Officer:
                                   --------------------------------------------

Business address for delivery of
   execution copies of credit
   agreement (Please do not
                                   --------------------------------------------
   use P. O. Box address; hand
                                   --------------------------------------------
   deliveries cannot be made):
                                   --------------------------------------------


Signing officer's phone no.:
                                   --------------------------------------------
Alternate officer contact:
                                   --------------------------------------------
Alternate officer's phone no.:
                                   --------------------------------------------


Lending Offices:
- ---------------

Name and Address of:
                                   --------------------------------------------
Domestic Lending Office:
                                   --------------------------------------------

                                   --------------------------------------------

Name and Address of Eurodollar
     Lending Office:
                                   --------------------------------------------

                                   --------------------------------------------

                                   --------------------------------------------

                          PRIMARY CONTACT INFORMATION

We will send all telecopies to a single number (the Primary or Alternate Contact number listed below) at the banking location you designate. These contacts are those you designate for critical telecopies (rates, loan amounts, pay downs, etc.).

1.     Your bank's primary contacts for telecopies:

     PRIMARY                                                     PRIMARY                     ALTERNATE
      NAME/                                                    TELECOPIER                    TELECOPIER
    PHONE NO.                   DEPARTMENT                        NO.                           NO.
    ---------                   ----------                        ---                           ---




    ALTERNATE                                                    PRIMARY                     ALTERNATE
      NAME/                                                    TELECOPIER                    TELECOPIER
    PHONE NO.                   DEPARTMENT                        NO.                           NO.
    ---------                   ----------                        ---                           ---






2. While we will send all telecopies to a single telecopy number, we can also indicate that up to two additional individuals should be carbon-copied when the telecopy arrives at your bank. Please designate the individuals and departments you would like such copies to be sent to (Note: they must be at the same location):


                       NAME                                                    DEPARTMENT
                       ----                                                    ----------
(1)
         ------------------------------------------    -------------------------------------------------------

(2)
         ------------------------------------------    -------------------------------------------------------



(If at any time any of the above information changes, please advise.)

Hard-copy documents and notices should be sent to the following account officer designated by your bank:

    Officer's Name:
                              -------------------------------------------------
    Title:
                              -------------------------------------------------
    Street Address
                              -------------------------------------------------
    (No P. O. Boxes please):
    City, State, Zip:
                              -------------------------------------------------


                        GENERAL OPERATIONAL INFORMATION

OPERATING CONTACTS:                         NAME                                        PHONE NO.
- ------------------                          ----                                        ---------

Loan Department:
                          ------------------------------------------     -------------------------------------

Loan Administrator:
                          ------------------------------------------     -------------------------------------

Telecopy Operator:
                          ------------------------------------------     -------------------------------------

Other:
                          ------------------------------------------     -------------------------------------



Movement of Funds:        to us:    Wire Fed Funds to:

                                    Texas Commerce Bank National Association
                                    ABA #113000609
                                    for account number 10965
                                    Attention:  Loan Operations
                                    Reference:  SYSCO

                          to you:   Wire Fed Funds to:


                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------
                                    Attention:
                                                -------------------------------
                                    Reference:
                                                -------------------------------

Publicity:                How would you like your bank's name to appear in any
                          tombstone advertisements?

                   PLEASE COMPLETE THE FOLLOWING INFORMATION
                         FOR COMPETITIVE AUCTIONS ONLY

Auction Administration
     Agent:               Chemical Bank
                          140 East 45th Street, 29th Floor
                          New York, New York 10017
                          Attn:  Agent Bank Services

Telecopier:               (212) 319-4941  Primary
                          (212) 319-4310  Back-up

Contacts:                 Janet Belden    (212) 622-0011    Agent Bank Services


                               PRIMARY CONTACT
                               ---------------
                             COMPETITIVE AUCTIONS
                             --------------------

Bank Name:
            -------------------------------------------------------------------

Address:
          ---------------------------------------------------------------------

Primary Contact:
                  -------------------------------------------------------------

Title:
        -----------------------------------------------------------------------

Department:
             ------------------------------------------------------------------

Telephone Number:
                   ------------------------------------------------------------

Telecopier Number:
                    -----------------------------------------------------------


                              ALTERNATE CONTACT
                              -----------------
                             COMPETITIVE AUCTIONS
                             --------------------

Alternate Contact:
                    -----------------------------------------------------------

Title:
        -----------------------------------------------------------------------

Department:
             ------------------------------------------------------------------

Telephone Number:
                   ------------------------------------------------------------

Telecopier Number:
                    -----------------------------------------------------------

                                                                       Exhibit H

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                             DATED ________, 19 __

       Reference is made to the Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated as of May 31, 1996 (as it may be amended from time to time herein referred to as the "Credit Agreement"), among SYSCO Corporation, a Delaware corporation (the "Company"), the Banks (as defined in the Credit Agreement) named therein, Texas Commerce Bank National Association, as Agent, and Chemical Bank, as Auction Administration Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

       ________________________ (the "Assignor") and _________________ (the
"Assignee") agree as follows:

       1. The Assignor hereby sells and assigns to the Assignee (without recourse to the Assignor), and the Assignee hereby purchases and assumes from the Assignor, a ___________% interest in and to all the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Commitment of the Assignor on the Effective Date and such percentage interest in the Competitive Loans and the Committed Loans owing to the Assignor outstanding on the Effective Date together with such percentage interest in all unpaid interest with respect to such Competitive Loans and Committed Loans and Facility Fee due to the Assignor accrued to the Effective Date and such percentage interest in the Committed Note and the Competitive Note held by the Assignor).

       2. The Assignor (i) represents that as of the date hereof, its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_______________________ and the outstanding balance of its Competitive Loans is $__________________________ and the outstanding balance of its Committed Loans is $_________________________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) confirms that it has delivered the Competitive Note and the Committed Note held by it to the Agent and requests that the Agent exchange such Notes for a new Competitive Note and a new Committed Note executed by the Company and payable to the Assignee in a principal amount equal to $_________________________ and $_________________________, respectively, and a new Committed Note and a new Competitive Note executed by the Company and payable to the Assignor in a principal amount equal to $______________________ and $_____________________, respectively.

       3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.04 or Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Auction Administration Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent and the Auction Administration Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to each such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vii) agrees that it will keep confidential all information with respect to the Company furnished to it by the Company or the Assignor (other than information generally available to the public or otherwise available to the Assignor on a nonconfidential basis); (viii) attaches hereto a completed Administrative Questionnaire [; and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty].1/

       4. The effective date for this Assignment and Acceptance shall be _____________ (the "Effective Date").2/ Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent pursuant to Section 8.11(c) of the Credit Agreement.

       5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

       6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make





- ---------------

     1/ If the Assignee is organized under the laws of a jurisdiction outside the United States.

     2/ See Section 8.11. Such date shall be at least five Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Agent, unless otherwise agreed by the Assignor, the Assignee, the Agent and the Company.

all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

       7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

                                        [NAME OF ASSIGNOR],


                                        By:
                                           ---------------------------------
                                            Name:
                                                 ---------------------------

                                            Title:
                                                  --------------------------


                                        [NAME OF ASSIGNEE],

                                        By:
                                           ---------------------------------

                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


Accepted this                   day
              -----------------
of                     , 19
   --------------------    ------

Texas Commerce Bank National Association, as Agent


By:
   -----------------------------------
    Name:
         -----------------------------
    Title:
          ----------------------------


SYSCO Corporation


By:
   -----------------------------------
    Name:
         -----------------------------
    Title:
          ----------------------------

                                   SCHEDULE I

                            [Intentionally Omitted]

                                  SCHEDULE II

                       SUBSIDIARIES OF SYSCO CORPORATION


- -------------------------------------------------------------------------------------------------------------------------------
         ACTIVE SUBSIDIARIES                          JURISDICTION                                 STATES
                                                           OF                                     QUALIFIED
                                                      INCORPORATION                                  IN
- -------------------------------------------------------------------------------------------------------------------------------
Allied-Sysco Food Services, Inc.                        California                                 Nevada
- -------------------------------------------------------------------------------------------------------------------------------
Bell/Sysco Food Services, Inc.                        North Carolina                               Georgia
                                                                                               South Carolina
                                                                                                  Tennessee
                                                                                                  Virginia
- -------------------------------------------------------------------------------------------------------------------------------
Deaktor/Sysco Food Services Company                    Pennsylvania                                 Ohio
                                                                                                West Virginia
- -------------------------------------------------------------------------------------------------------------------------------
K. W. Food Distributors Ltd.                           B.C. Canada
- -------------------------------------------------------------------------------------------------------------------------------
Maine/Sysco, Inc.                                         Maine                                 New Hampshire
- -------------------------------------------------------------------------------------------------------------------------------
Major-Sysco Food Services, Inc.                         California
- -------------------------------------------------------------------------------------------------------------------------------
Mid-Central/Sysco Food Services, Inc.                    Missouri                                 Arkansas
                                                                                                  Illinois
                                                                                                    Iowa
                                                                                                   Kansas
                                                                                                    Texas
- -------------------------------------------------------------------------------------------------------------------------------
Miesel/Sysco Food Services Company                       Delaware                                 Michigan
                                                                                                    Ohio
                                                                                                    Texas
- -------------------------------------------------------------------------------------------------------------------------------
Nobel/Sysco Food Services Company                        Colorado                                  Arizona
                                                                                                 California
                                                                                                    Idaho
                                                                                                   Kansas
                                                                                                  Missouri
                                                                                                  Nebraska
                                                                                                   Nevada
                                                                                                 New Mexico
                                                                                                  Oklahoma
                                                                                                South Dakota
                                                                                                    Texas
                                                                                                    Utah
                                                                                                   Wyoming

*Sysco Equipment & Furnishings                           DELAWARE                                  Arizona
Company                                                                                          California

- -------------------------------------------------------------------------------------------------------------------------------






*2nd Tier Subsidiary                                                   10/17/95

- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Colorado
                                                                                                 Connecticut
                                                                                            District of Columbia
                                                                                                   Florida
                                                                                                   Georgia
                                                                                                   Hawaii
                                                                                                  Illinois
                                                                                                    Iowa
                                                                                                   Kansas
                                                                                                  Louisiana
                                                                                                  Maryland
                                                                                                Massachusetts
                                                                                                  Michigan
                                                                                                  Minnesota
                                                                                                 Mississippi
                                                                                                   Montana
                                                                                                  Nebraska
                                                                                                   Nevada
                                                                                                 New Mexico
                                                                                               North Carolina
                                                                                                   Oregon
                                                                                                Pennsylvania
                                                                                                South Dakota
                                                                                                    Texas
                                                                                                    Utah
                                                                                                   Vermont
                                                                                                  Virginia
                                                                                                 Washington
                                                                                                   Wyoming

- -------------------------------------------------------------------------------------------------------------------------------
Pegler-Sysco Food Services Company                       Nebraska                                 Colorado
                                                                                                    Iowa
                                                                                                   Kansas
                                                                                                  Minnesota
                                                                                                  Missouri
                                                                                                North Dakota
                                                                                                South Dakota

*Pegler-Sysco Transportation Co.                         Nebraska

- -------------------------------------------------------------------------------------------------------------------------------

Ritter Sysco Food Services, Inc.                        New Jersey                               Connecticut
                                                                                                    Maine
                                                                                                Massachusetts
                                                                                                  New York
                                                                                                Pennsylvania

*Dowd Food Discount Corp.                               New Jersey
- -------------------------------------------------------------------------------------------------------------------------------


*2nd Tier Subsidiary                                                   10/17/95

- -------------------------------------------------------------------------------------------------------------------------------
Smelkinson Sysco Food Services, Inc.                     Delaware                                District of
                                                                                                  Columbia
                                                                                                  Maryland
                                                                                                 New Jersey
                                                                                                Pennsylvania
                                                                                                  Virginia
                                                                                                West Virginia


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Avard Food Services                                Delaware                                California
                                                                                                   Nevada
- -------------------------------------------------------------------------------------------------------------------------------


Sysco Financial Services, Inc.                           Delaware                                   Texas

*Arrow-Sysco Food Services, Inc.                         Delaware                                 Louisiana
                                                                                                 Mississippi


*Hardin's-Sysco Food Services, Inc.                     Tennessee                                 Arkansas
                                                                                                  Illinois
                                                                                                 Mississippi
                                                                                                  Missouri

*Lankford-Sysco Food Services, Inc.                      Maryland                                 Delaware
                                                                                            District of Columbia
                                                                                                 New Jersey
                                                                                               North Carolina
                                                                                                Pennsylvania
                                                                                                  Virginia
*Robert Orr-Sysco Food Services                         Tennessee
Company                                                                                            Alabama
                                                                                                   Georgia
                                                                                                  Kentucky
                                                                                                  Louisiana
                                                                                                 Mississippi
                                                                                               South Carolina
                                                                                                  Virginia
*Sysco Food Services of Dallas, Inc.                     Delaware
                                                                                                  Louisiana
                                                                                                  Oklahoma
                                                                                                    Texas


*Sysco Food Services of Houston, Inc.                    Delaware                                   Texas

- -------------------------------------------------------------------------------------------------------------------------------

Sysco Food Services-Chicago, Inc.                        Delaware                                 Illinois
                                                                                                   Indiana
                                                                                                    Iowa
                                                                                                  Wisconsin
- -------------------------------------------------------------------------------------------------------------------------------

*2nd Tier Subsidiary                                                   10/17/95

- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services - Jacksonville,                      Delaware                                  Florida
Inc.                                                                                               Georgia
                                                                                               South Carolina

- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services - West Coast                         Delaware                                  Florida
Florida, Inc.

- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Arizona, Inc.                     Delaware                                  Arizona
                                                                                                 California
                                                                                                   Nevada


*Sysco Arizona Leasing, Inc.                             Delaware                                  Arizona


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Arkansas, Inc.                    Arkansas                                 Missouri
                                                                                                  Oklahoma
                                                                                                    Texas


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Atlanta, Inc.                     Delaware                                  Alabama
                                                                                                   Georgia
                                                                                               North Carolina
                                                                                               South Carolina
                                                                                                  Tennessee


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Atlantic City,                    Delaware                                 Maryland
Inc.                                                                                             New Jersey
                                                                                                  New York
                                                                                                Pennsylvania


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Austin, Inc.                      Delaware                                   Texas


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Beaumont, Inc.                     Texas                                   Louisiana


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Central                           Delaware                                  Florida
Florida, Inc.


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Central                         Pennsylvania                               Delaware
Pennsylvania, Inc.                                                                                District of Columbia
                                                                                                  Maryland
                                                                                                 New Jersey
                                                                                                  Virginia


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Cleveland,                        Delaware                                 Michigan
Inc.                                                                                              New York
                                                                                                    Ohio
                                                                                                Pennsylvania

- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Idaho, Inc.                        Idaho                                    Nevada
                                                                                                   Oregon
- -------------------------------------------------------------------------------------------------------------------------------

*2nd Tier Subsidiary                                                   10/17/95

- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Indianapolis,                     Delaware                                 Illinois
Inc.                                                                                               Indiana
                                                                                                    Iowa
                                                                                                  Nebraska

- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Iowa, Inc.                        Delaware                                 Illinois
                                                                                                   Indiana
                                                                                                    Iowa
                                                                                                  Nebraska


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Los Angeles, Inc.                 Delaware                                California


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Minnesota, Inc.                   Delaware                                 Minnesota
Inc.                                                                                            North Dakota
                                                                                                South Dakota
                                                                                                  Wisconsin


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Montana, Inc.                     Delaware                                 Colorado
                                                                                                    Idaho
                                                                                                   Montana
                                                                                                  Nebraska
                                                                                                North Dakota
                                                                                                   Oregon
                                                                                                South Dakota
                                                                                                    Utah
                                                                                                 Washington
                                                                                                   Wyoming


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Oklahoma, Inc.                    Delaware                                 Oklahoma


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Philadelphia,                   Pennsylvania                              New Jersey
Inc.

- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Portland, Inc.                    Delaware                                California
                                                                                                    Idaho
                                                                                                   Oregon
                                                                                                 Washington


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of San Antonio,                      Delaware                                   Texas
Inc.

- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Seattle, Inc.                     Delaware                                  Alaska
                                                                                                    Idaho
                                                                                                   Oregon
                                                                                                 Washington


- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of South Florida,                    Delaware                                  Florida
Inc.
- -------------------------------------------------------------------------------------------------------------------------------

*2nd Tier Subsidiary                                                   10/17/95

- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of St. Louis,                        Delaware                                 Illinois
Inc.                                                                                               Indiana
                                                                                                  Kentucky
                                                                                                  Missouri
                                                                                                  Tennessee

- -------------------------------------------------------------------------------------------------------------------------------
Sysco Food Services of Virginia, Inc.                    Virginia                                 Maryland
                                                                                               North Carolina
                                                                                                Pennsylvania
                                                                                                  Tennessee
                                                                                                West Virginia

- -------------------------------------------------------------------------------------------------------------------------------
Sysco/Frost-Pack Food Services, Inc.                     Michigan                                 Illinois
                                                                                                   Indiana
                                                                                                    Ohio
                                                                                                  Wisconsin
- -------------------------------------------------------------------------------------------------------------------------------
Sysco Intermountain Food Services,                       Delaware                                   Idaho
Inc.                                                                                               Nevada
                                                                                                    Utah
                                                                                                   Wyoming
- -------------------------------------------------------------------------------------------------------------------------------
Sysco/Louisville Food Services Co.                       Delaware                                 Illinois
                                                                                                   Indiana
                                                                                                  Kentucky
                                                                                                    Ohio
                                                                                                  Tennessee
                                                                                                  Virginia
                                                                                                West Virginia
- -------------------------------------------------------------------------------------------------------------------------------
The SYGMA Network of Ohio, Inc.                          Delaware                                California
                                                                                                   Florida
                                                                                                   Georgia
                                                                                                  Illinois
                                                                                                   Indiana
                                                                                                  Kentucky
                                                                                                  Louisiana
                                                                                                  Maryland
                                                                                                Massachusetts
                                                                                                  Michigan
                                                                                                  Missouri
                                                                                                 New Jersey
                                                                                                  New York
                                                                                               North Carolina
                                                                                                    Ohio
                                                                                                Pennsylvania
                                                                                                    Texas
                                                                                                  Virginia
                                                                                                West Virginia
- -------------------------------------------------------------------------------------------------------------------------------

*2nd Tier Subsidiary                                                   10/17/95

- -------------------------------------------------------------------------------------------------------------------------------
The SYGMA Network, Inc.                                  Delaware                                  Alabama
                                                                                                   Alaska
                                                                                                   Arizona
                                                                                                  Arkansas
                                                                                                 California
                                                                                                  Colorado
                                                                                                 Connecticut
                                                                                            District of Columbia
                                                                                                   Florida
                                                                                                   Georgia
                                                                                                    Idaho
                                                                                                  Illinois
                                                                                                   Indiana
                                                                                                    Iowa
                                                                                                   Kansas
                                                                                                  Kentucky
                                                                                                  Louisiana
                                                                                                    Maine
                                                                                                  Maryland
                                                                                                Massachusetts
                                                                                                  Minnesota
                                                                                                 Mississippi
                                                                                                  Missouri
                                                                                                  Nebraska
                                                                                                   Nevada
                                                                                                New Hampshire
                                                                                                 New Jersey
                                                                                                  New York
                                                                                               North Carolina
                                                                                                  Oklahoma
                                                                                                    Ohio
                                                                                                   Oregon
                                                                                                Pennsylvania
                                                                                                Rhode Island
                                                                                               South Carolina
                                                                                                South Dakota
                                                                                                  Tennessee
                                                                                                    Texas
                                                                                                   Vermont
                                                                                                  Virginia
                                                                                                 Washington
                                                                                                  Wisconsin
- -------------------------------------------------------------------------------------------------------------------------------

*2nd Tier Subsidiary                                                   10/17/95

                                  SCHEDULE III
                        EXISTING CONTINGENT LIABILITIES

- --------------------------------------------------------------------------------
                         Form of         Liability In    Balance as of
     Debtor             Liability          Favor Of        07/01/95     Maturity
================================================================================
  Miesel/Sysco        Guaranty of         Comerica-       $4,050,000    03/01/97
 Food Services           Sysco             Detroit
    Company           Corporation
- --------------------------------------------------------------------------------
  Sysco Food          Guaranty of      Society National    7,890,000    12/01/03
  Services of            Sysco
 Cleveland, Inc.      Corporation
- --------------------------------------------------------------------------------
   Sysco Food         Guaranty of           Texas          6,860,000    03/01/01
 Services of San         Sysco            Commerce
  Antonio, Inc.       Corporation        Bank, N.A.
- --------------------------------------------------------------------------------
   Sysco Food         Guaranty of           Texas          4,800,000    11/01/01
  Services of            Sysco            Commerce
  Dallas, Inc.        Corporation        Bank, N.A.
- --------------------------------------------------------------------------------
 Deaktor/Sysco        Guaranty of      Penn. Industrial    1,177,000    11/30/00
 Food Services           Sysco           Development
    Company           Corporation         Authority
- --------------------------------------------------------------------------------
   Mid-Central        Guaranty of           Texas          7,490,000    02/01/99
   Sysco Food            Sysco            Commerce
 Services, Inc.       Corporation        Bank, N.A.
- --------------------------------------------------------------------------------
   Sysco Food         Guaranty of         Industrial       8,000,000    11/01/25
  Services of            Sysco           Development
 Seattle, Inc.        Corporation       Corporation of
                                         the Port of
                                           Seattle
- --------------------------------------------------------------------------------
   Sysco Food       Letter of Credit        Chase          2,500,000    12/01/14
   Services of                          Manhattan Bank
  Montana, Inc.
- --------------------------------------------------------------------------------
     K. W.            Guaranty of        Bank of Hong  CN 10,000,000     3/10/00
Distributors Ltd.        Sysco               Kong
                      Corporation
- --------------------------------------------------------------------------------
     K. W.            Guaranty of        The Toronto   CN 17,000,000    03/10/00
Distributors Ltd.        Sysco          Dominion Bank
                      Corporation
- --------------------------------------------------------------------------------
     K. W.          Letter of Credit     City of Port      CN 90,000    10/31/96
Distributors Ltd.                         Coquitlam
================================================================================

- --------------------------------------------------------------------------------
                         Form of         Liability In    Balance as of
     Debtor             Liability          Favor Of        07/01/95     Maturity
================================================================================
    The SYGMA          Guaranty of      Bank One Trust       525,000    02/01/99
   Network of             Sysco          Company, N.A.
   Ohio, Inc.          Corporation
- --------------------------------------------------------------------------------
    The SYGMA          Guaranty of      Bank One Trust       133,000    01/01/97
   Network of             Sysco          Company, N.A.
   Ohio, Inc.          Corporation
- --------------------------------------------------------------------------------
   Smelkinson          Guaranty of         Robert N.         257,760(1) 07/01/97
   Sysco Food             Sysco          Smelkinson &
 Services, Inc.        Corporation      Sheldon R. Roth
- --------------------------------------------------------------------------------
   Smelkinson          Guaranty of         Robert N.         444,410(1) 05/31/96
   Sysco Food             Sysco           Smelkinson,
 Services, Inc.        Corporation      Joan S. Roth &
                                       Vivian B. Thaler
- --------------------------------------------------------------------------------
 Olewine's-Sysco       Guaranty of         Dauphine          242,000    06/01/96
  Food Services           Sysco          Deposit Bank
     Company           Corporation        and Trust
                                           Company
- --------------------------------------------------------------------------------
      Sysco         Letter of Credit       Travelers         314,416       N/A
   Corporation                             Insurance
- --------------------------------------------------------------------------------
      Sysco         Letter of Credit       Employers       7,000,000    06/30/96
   Corporation                             Insurance
                                          Company of
                                            Wausau
- --------------------------------------------------------------------------------
      Sysco         Letter of Credit       Employers      22,000,000    06/30/97
   Corporation                             Insurance
                                          Company of
                                            Wausau
================================================================================

(1) This represents the total rent payments of Sysco Smelkinson Food Services, Inc., until the maturity date of the Leases.

- --------------------------------------------------------------------------------
                         Form of         Liability In    Balance as of
     Debtor             Liability          Favor Of        07/01/95     Maturity
================================================================================
     Sysco          Letter of Credit       Hanover           350,000      N/A
  Corporation                              Insurance
                                          Corporation
- --------------------------------------------------------------------------------
     Sysco             Guaranty of        Industrial         N/A          N/A
  Corporation        Workers' Comp.      Commission of
                        Liability            Ohio
- --------------------------------------------------------------------------------
     Sysco             Guaranty of        Bureau of          N/A          N/A
  Corporation        Workers' Comp.       Workers'
                        Liability      Compensation of
                                       the Department
                                        of Labor and
                                       Industry of the
                                        Commonwealth
                                       of Pennsylvania
- --------------------------------------------------------------------------------
     Sysco          Letter of Credit    National Union     2,000,000     6/30/98
  Corporation                           Fire Insurance
                                          Company of
                                        Pittsburgh, PA
- --------------------------------------------------------------------------------
     Sysco          Letter of Credit     United States     1,500,000     6/30/98
  Corporation                             Fidelity &
                                           Guaranty
                                           Company
================================================================================

                                  SCHEDULE IV

        1. Under Section 6.05 of the Asset Purchase Agreement, the Company is obligated to establish a tax-qualified defined benefit pension plan ("Plan") substantially identical to the Staley Continental, Inc. Employees' Retirement Plan ("Staley Plan"), which Plan is to cover those employees of the Company who participated in the Staley Plan immediately prior to the closing of the Asset Purchase Agreement.

        The operation of Code Sections 401(a)(26) and 410 will, however, most likely require the Company to terminate the Plan effective with the Plan Year commencing in 1989. The Company accordingly expects that the termination of the Plan will occur in the latter part of 1989.

        2. The Company also maintains several other PBGC Plans which may have to be terminated in 1989 as a result of the application of Code Sections 401(a)(26) and 410. Alternatively, while some of these PBGC Plans may technically meet the requirements of those Code Sections, they nonetheless may be terminated and/or consolidated or amended as part of a general restructuring of the Company's qualified retirement plans as a consequence of the enactment of the Tax Reform Act of 1986. While the Company is not in a position to identify these PBGC Plans with specificity at this time, the Company does not expect that any such terminations (whether singly or in the aggregate) will have a material adverse financial impact on the Company and the Subsidiaries taken as a whole. Further, the Company will satisfy its obligations under this Agreement (e.g., notice, funding, etc.) with respect to any such termination(s).

1187c.29

                                   SCHEDULE V
                                 EXISTING LIENS


DEBTOR              COLLATERAL    LIENHOLDER           BALANCE          MATURITY
- ------              ----------    ----------           -------          --------
Baraboo-Sysco       Land & Bldg.  Baraboo Industrial   $   72,000       01/01/95
Food Services,      Land & Bldg.  Expansion Corp.         106,000       12/01/94
Inc.                Land & Bldg.                          128,000       06/01/93

Bell-Sysco          Facility      Thomas & Howard         190,000       11/28/91
Food Services,
Inc.

Cochran-Sysco       Facility      Deposit Guaranty      1,095,000       12/01/94
Services                          National Bank

Global/Sysco        Facility      European American     1,080,000       11/01/93
                                  Banking Corp.

Global/Sysco        Real Estate   Waldheim, Inc.        2,799,000       01/01/04

Global/Sysco        Trucks        Metro Trucking          507,000       11/01/08

Hallsmith-Sysco     Land & Bldg.  First National        3,610,000       05/01/04
                                  Bank of Boston

Hardin's-Sysco      Bldg.         James & McGee           496,000       02/01/99
Food Services,
Inc.

Koon-Sysco          Bldg. & Lot   J. W. Classic            38,000       11/01/90
Food Services,                    Chicken
Inc.

Maine/Sysco,        P P & E       SRA                      79,000       08/01/98
Inc.                P P & E       SRA                     211,000       11/01/02

Mid-Central/        Facility      First City            7,500,000       08/08/12
Sysco Food                        National Bank
Services, Inc.                    of Houston

Miesel/Sysco        Warehouse     Robert M. Levin          38,000       03/31/89
Food Service Co.                  Cleveland Trust
(Cleveland)                       Co.

KW Food             Receivables   Bank of                1,036,000      06/30/91
Distributors        & Inventory   British Columbia
Ltd.

Debtor                 Collateral         Lienholder             Balance           Maturity
- ------                 ----------         ----------             -------           --------
Nobel/Sysco            Bldg.              Central Bank           $  107,000        12/01/92
Food Services Co.      Bldg.              Intrawest               2,950,000        02/01/01
(Denver)                                  Mortgage

Nobel/Sysco            Equipment          Mohawk Data                 3,000        01/01/88
Food Services Co.      lease
(Denver)

Nobel/Sysco Food       Facility           Pacific Mutual          5,080,000        09/01/04
Services Co.
(Albuquerque)

Robert Orr -           Facility           First National          1,195,000        03/01/90
Sysco Food                                Bank of Nashville
Services Co.

Pegler - Sysco         Facility           First National            305,000        10/01/90
Food Services                             Bank & Trust of         1,130,000        10/01/95
Co.                                       Lincoln

                       Facility           First City              3,400,000        11/01/94
                                          National Bank
                                          of Houston

Sysco Food             Facility           State Farm              1,787,000         02/2000
Services, Inc.

Sysco Frosted          Facility           First City              5,200,000
Foods, Inc.                               National Bank           of which
(Syracuse)                                Bank of Houston         3,000,000        04/01/03
                                                                  2,200,000        04/01/08

Sysco Frosted          Facility           Manufacturers           3,100,000        11/01/98
Foods, Inc.                               & Traders
(Albany)                                  Trust Co.

Sysco Frosted          Facility           Elmire                    312,000        10/01/93
Foods, Inc.                               Savings Bank
(Elmira)

Sysco/General Food     2 Tracks           Wheels, Inc.                4,000        08/01/89
Services, Inc.

Sysco
International          Facility           First Security            995,000        12/01/89
Food Services                             Bank of Utah
(Shire Warehouse)

Sysco/Gulf             Facility           Hibernia                   90,000        02/01/89
Atlantic                                  National Bank
Food Service

Debtor                  Collateral      Lienholder              Balance                 Maturity
- ------                  ----------      ----------              -------                 --------

Sysco Food              Warehouse       Bankers Life            $1,011,000              02/01/90
Services, Chicago                       Nebraska

*CFS Continental,       Facility        Continental Illinois       800,000
Inc.                                    National Bank &           of which
                                        Trust Company              300,000              05/01/94
                                                                   500,000              05/01/99

*CFS Continental,       Facility        First National Bank      1,134,000              06/01/97
Inc.                                    of Minneapolis

*CFS Continental,       Facility        First Trust              1,382,500              02/01/99
Inc.                                    Company of
                                        Ohio, N.A.

*CFS Continental,       Facility        Bank of the                874,994              10/31/90
Inc.                                    South, N.A.

*CFS Continental,       Facility        Bank of the                812,497              10/31/90
Inc.                                    South, N.A.

*CFS Continental,       Facility        Security National        4,645,000              12/01/93
Inc.                                    Bank of Kansas                                  12/01/03
                                        City

*CFS Continental,       Facility        Bank One Trust             600,000              01/01/97
Inc.                                    Company, N.A.

*CFS Continental,       Facility        Atlantic National        1,032,000              11/01/97
Inc.                                    Bank of Florida

*CFS Continental,       Facility        Bank of the              1,300,000              09/01/93
Inc.                                    South, N.A.

*CFS Continental,       Facility        Harris Trust             1,000,000              10/15/94
Inc.                                    and Savings
                                        Bank

**Fresh Start           Facility        Commersbank           DM 5,000,000              12/30/89
Bakeries IR/                            AC                                              06/30/97
FEB Backerum
CmbE

**Fresh Start           Facility        Commersbank           DM 1,302,000              04/08/92
Bakeries                                AC
RCKS/TKB Backerum
CmbE

**Fresh Start           Facility        Commersbank           DM 3,200,000              09/12/97
Bakeries (Reimhyp)                      AC

***The HAFI             Facility        The Indiana              2,964,000              04/01/05
Corporation                             National Bank

Debtor                Collateral            Lienholder            Balance             Maturity
- ------                ----------            ----------            -------             --------
*** The KAVI          Facility              Globe Life            1,535,029           04/01/01
Corporation                                 Insurance
                                            Company

*** The KAVI          Facility              The First National    1,894,149           01/01/00
Corporation                                 Bank of
                                            Saint Paul

*** The KAVI          Facility              American              2,952,000           10/01/03
Corporation                                 National
                                            Bank and
                                            Trust Company
                                            of Chicago

*** Perlman-Rocque    Facility              First National        1,059,351           Demand****
(Far East) Ltd.                             Bank of Boston
and
Perseco Worldwide
Services. Ltd.

*** Perlman-Rocque    Facility              First National        Varies              Varies
(Far East) Ltd.                             Bank of Boston
and
Perseco Worldwide
Services. Ltd.

*Re-Mi Foods,         Facility              The Penn Mutual       1,623,021           08/01/92
Inc.                                        Life Insurance
                                            Company


* Obligations to be assumed by Sysco Corporation or its subsidiaries upon closing of Staley Continental, Inc. acquisition ("Closing").

** Obligations to be assumed by Sysco Corporation or its subsidiaries upon Closing but which may be transferred in dispositions of relevant Debtor by Sysco.

*** Obligations which might be assumed by Sysco Corporation or its subsidiaries depending upon whether Debtor is to be divested by Sysco Corporation or directly by Staley Continental, Inc.

**** Based on draft documentation only.

1831c